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Exhibit 99.181

Brad R. Godshall, Esq. (SBN 105438)
Iain A.W. Nasatir, Esq. (SBN 148977)
PACHULSKI, STANG, ZIEHL, YOUNG & JONES P.C.
10100 Santa Monica Boulevard
Suite 1100
Los Angeles, CA 90067
Telephone: (310) 277-6910
Facsimile: (310) 201-0760

Attorneys for Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT

CENTRAL DISTRICT OF CALIFORNIA

SAN FERNANDO VALLEY DIVISION

In re	Case No. SV 00-14099-GM

SNTL CORPORATION, SN	(Jointly Administered with)
INSURANCE SERVICES, INC., SNTL
HOLDINGS CORPORATION, SN	SV 00-14100-GM
INSURANCE ADMINISTRATORS,	SV 00-14101-GM
INC., INFONET MANAGEMENT	SV 00-14102-GM
SYSTEMS, INC., PACIFIC INSURANCE	SV 02- -GM
BROKERAGE, INC.,	SV 02- -GM

Debtors.

Chapter 11 cases

FIRST AMENDED CHAPTER 11 JOINT
☒ Affects all Debtors	PLAN OF REORGANIZATION, AS
☐ Affects only SNTL	MODIFIED
☐ Affects only SNIS
☐ Affects only SNIA
☐ Affects only SNTLHC
☐ Affects only InfoNet
☐ Affects only Pacific

i

        SNTL Corporation, formerly Superior National Insurance Group, Inc. ("SNTL"), SNTL Holdings Corporation, formerly Business Insurance Group, Inc. ("SNTLHC"), SN Insurance Services, Inc. ("SNIS"), SN Insurance Administrators, Inc. ("SNIS"), InfoNet Management Systems, Inc. ("InfoNet") and Pacific Insurance Brokerage, Inc. ("Pacific"), debtors and debtors in possession (collectively, the "Debtors") in the above-captioned bankruptcy cases, propose the following First Amended Joint Plan of Reorganization (as modified, the "Plan") under section 1121(a) of title 11 of the United States Code:

I.
DEFINITIONS AND CONSTRUCTION OF TERMS

        1.1  Definitions. As used herein, the following terms have the respective meanings specified below, unless the context otherwise requires:

        "Accrued Interest" has the meaning set forth in Section 4.1(c) hereof.

        "Adjusted Unsecured Claim" means the amount of an Allowed or Disputed Unsecured Claim, which, in the case of an Allowed Unsecured Claim, shall equal the initial face amount of the Litigation Trust Series C Certificate originally issued to the Holder of such Allowed Unsecured Claim, or, in the case of a Disputed Unsecured Claim, shall equal the amount of such Disputed Unsecured Claim if such Claim had been Allowed in its initial amount; provided, however, that in the case of a Litigation Trust Series C-1 Certificate originally issued to a Holder of a Lender Group Unsecured Claim, such amount shall be reduced by the aggregate amount of Beneficiary Distributions received in respect of the corresponding Litigation Trust Series B-1 Certificate originally issued to such Holder on account of a Lender Group Secured Claim; provided, further, that in the case of the Litigation Trust Series C-2 Certificate, such amount shall be reduced by an amount equal to the product of (i) the cumulative percentage that the face amounts of all Litigation Trust Series C-1 Certificates originally issued to the Holders of the Lender Group Unsecured Claims are reduced (in the aggregate) on account of Beneficiary Distributions received on account of all Litigation Trust Series B-1 Certificates, and (ii) the initial face amount of the Litigation Trust Series C-2 Certificate.

        "Administrative Claim" means any right to payment constituting a cost or expense of administration of the Chapter 11 Case of a kind specified under section 503(b) and entitled to priority under section 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the estate of a Debtor, any actual and necessary costs and expenses of operating the business of a Debtor, any indebtedness or obligations incurred or assumed by a Debtor-in-Possession in connection with the conduct of its business, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under sections 330 or 503 of the Bankruptcy Code, and any fees or charges assessed against the estate of a Debtor under section 1930 of chapter 123 of title 28 of the United States Code.

        "Aggregate Operating Loss Amounts" means, with respect to a particular Distribution Date, (i) the amounts paid by the SNTL Acquiror as of such date (a) to fund operating losses sustained by the Reorganized Debtors or (b) on account of any liabilities or other obligations of the Debtors and their non-debtor affiliates (including, without limitation, the Other Subsidiaries) based upon or arising from any conduct or omission of any such party prior to the Effective Date, including, without limitation, any costs and expenses incurred by the SNTL Acquiror in defending against any such liabilities or other obligations, in each case for which the SNTL Acquiror has been reimbursed prior to such date and (ii) the Operating Loss Amounts as of such date.

        "Allowed" means, with reference to any Claim or Equity Interest, (a) any Claim against or Equity Interest in the Debtor which has been listed by the Debtor in its Schedules, as such Schedules may be amended by the Debtor from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and with respect to which no contrary proof of claim or interest has been filed, (b) any Claim or Equity Interest Allowed under this Plan, (c) any Claim or Equity Interest proof of which was timely and properly filed and as to which the deadline for filing timely objections has expired and as to which no objection or request for estimation has been timely and properly filed, or (d) any Claim or Equity Interest the amount or existence of which (i) has been determined by a final order of a court of competent jurisdiction other than the Bankruptcy Court pursuant to the Plan or a Final Order of the Bankruptcy Court, or (ii) has been Allowed by Final Order; provided, however, that any Claims or Equity Interests allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered "Allowed Claims" or "Allowed Equity Interests" hereunder.

        "Allowed Class. .. Claim" means an Allowed Claim in the particular Class described.

        "Appendix" means the compilation of Plan Agreements to be submitted to the Bankruptcy Court not later than ten days prior to the Confirmation Hearing.

        "Assets" means all assets of any Estate including "property of the estate" as described in Bankruptcy Code § 541.

        "Assumed Executory Contracts" means those executory contracts to be assumed by the Reorganized Debtors on the Effective Date as identified on Exhibit "A" to the Appendix.

        "Avoidance Actions" means all avoiding powers, and all rights and remedies under, relating to, or similar to Bankruptcy Code §§ 544, 545, 547, 548, 549, 551, or any fraudulent conveyance, fraudulent transfer or preference laws.

        "Ballot" means the form distributed to each Holder of an impaired Claim (other than to holders of impaired Claims deemed to have rejected the Plan) upon which is to be indicated acceptance or rejection of the Plan.

        "Bankruptcy Code" means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

        "Bankruptcy Court" means the Bankruptcy Court for the Central District of California or such other court as may have jurisdiction over the Chapter 11 Cases and, to the extent of any reference under section 157 of title 28 of the United States Code, the unit of such District Court under section 151 of title 28 of the United States Code.

        "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, and any local rules of the Bankruptcy Court, as the context may require.

        "Beneficiary Distribution(s)" means either (or collectively, as the context requires) a Beneficiary EON Distribution, a Beneficiary Litigation Distribution or a Distribution of Gross Litigation Proceeds.

        "Beneficiary EON Distributions" mean Distributions to the Holders of Litigation Trust Certificates by the Trustee (through the Disbursing Agent) on account of the Litigation Trust's receipt of payments on the EON.

        "Beneficiary Litigation Distributions" mean Distributions to the Holders of Litigation Trust Certificates by the Trustee (through the Disbursing Agent) on account of the Litigation Trust's receipt of a Litigation Recovery, but after payment of any applicable Operating Loss Amounts in accordance with Section 4.2(l) hereof.

        "Business Day" means any day other than a Saturday, Sunday, or any other day on which commercial banks in Los Angeles, California are required or authorized to close by law or executive order.

        "Cap Z" means Capital Z Financial Services Fund II, LLP or its assignee.

        "Cap Z Administrative Claim" means the Administrative Claim of Cap Z for $25,000,000 Allowed pursuant to this Plan.

        "Cases" means the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors.

        "Cash" means legal tender of the United States of America and equivalents thereof.

        "CDI" means the California Department of Insurance.

        "CDI Unsecured Claim" means all Claims of the CDI in its capacity as Liquidator of the Liquidating Companies against any Debtor based on alleged ownership of the SNTL Group's NOLs.

        "Centre Re" means Centre Reinsurance (US) Limited.

        "CEO Employment Contract" means that certain agreement between SNIS and Mr. Robert Rich pursuant to which Mr. Rich serves as chief executive officer of SNIS.

        "Chapter 11 Cases" means any of the cases under Chapter 11 of the Bankruptcy Code commenced by the Debtors, styled In re Superior National Insurance Group, Inc., SN Insurance Services, Inc., Business Insurance Group, Inc., SN Insurance Administrators, Inc., InfoNet Management Systems, Inc., and Pacific Insurance Brokerage, Inc., Chapter 11 Cases No. SV 00-14099-GM, SV-00-14100-GM, SV-0014101-GM, SV-00-14102-GM, SV-02-            -GM, and SV-02-            -GM, respectively.

        "Chase" means JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank).

        "Chase Claim" means the Debtors' pre-Petition Date obligations owing to Chase in the Allowed amount of $19,489,541.26.

        "Chase Secured Claim" means that portion of the Chase Claim that is either a Lender Group Secured SNTL Claim or a Lender Group Secured SNTLHC Claim.

        "Chase Unsecured Claim" means the Chase Claim less an amount equal to the product of (i) the cumulative percentage that the face amounts of all Litigation Trust Series C-1 Certificates originally issued to the Holders of the Lender Group Unsecured Claims are reduced (in the aggregate) on account of Beneficiary Distributions received on account of all Litigation Trust Series B-1 Certificates and (ii) the initial face amount of the Litigation Trust Series C-2 Certificate.

        "CIC" means Centre Insurance Company.

        "CIC/CRUS Litigation Claim" means any Claim asserted by CIC and/or Centre Re pertaining to the FHS Litigation or a certain December 31, 1999 letter agreement between CIC and Centre Re on the one hand and SNTL and SNTLHC on the other.

        "CIC Trust Funds" means the approximate $1.7 million (calculated as of the date on which the Debtors or the Litigation Trust first utilize any of these funds) in disputed premium funds held by the Debtors in a segregated account pursuant to court order, which CIC contends constitute its property.

        "CIC Trust Funds Claim" means the Claim of CIC to the CIC Trust Funds.

        "Claim" means a claim against a Debtor, whether or not asserted or Allowed, as defined in section 101(5) of the Bankruptcy Code.

        "Claim Bar Date" means the date by which a proof of claim was or is required to be filed. This date was previously determined by the Bankruptcy Court for most Claims to be November 13, 2000.

        "Class" means a category of holders of Claims or Equity Interests as set forth in Article III of the Plan.

        "Collateral" means any property or interest in property of the estate of the Debtor subject to a lien to secure the payment or performance of a Claim, which lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

        "Confirmation" means the entry of the Confirmation Order.

        "Confirmation Date" means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

        "Confirmation Hearing" means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

        "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

        "Convenience Claim" means any General Unsecured Claim of any of the Debtors in the amount of $2,000 or less and any General Unsecured Claim that is reduced to $2,000 by the election of the Holder thereof on such Holder's Ballot.

        "Credit Agreement" means that certain Credit Agreement, dated as of December 10, 1998, among SNTL, the Lender Group and Chase, as Administrative Agent, as amended from time to time through the date hereof.

        "Creditor" means the Holder of a Claim.

        "Creditors' Committee" means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

        "Cumulative NOL Utilization Value" means, with respect to a particular Distribution Date, the sum of (i) the aggregate NOL Utilization Value generated in all Utilization Years previously taken into account prior to such date, (ii) the NOL Utilization Value generated in all Utilization Years (and not previously taken into account) that as of such date may be distributed to the Litigation Trust on such date pursuant to Section 4.1 hereof and the express terms of the EON, (iii) the aggregate amount of Accrued Interest taken into account prior to such date in accordance with Section 4.1(c) hereof and (iv) the aggregate amount of adjustments to the Turnaround Amount pursuant to Section 4.1(d) hereof as of such date.

        "Debtor" means any of SNTL, SNTLHC, SNIS, SNIA, InfoNet and Pacific.

        "Debtors-in-Possession" means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to sections 1101, 1107(a), and 1108 of the Bankruptcy Code.

        "Disallowed" means, with respect to any Claim or Equity Interest, any Claim or Equity Interest (a) proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of claim or interest was not timely or properly filed, (b) which has been withdrawn, in whole or in part, by agreement of the Debtors or the Litigation Trust and the Holder thereof, (c) which has been withdrawn, in whole or in part, by the Holder thereof, or (d) which has been disallowed, in whole or part, by Final Order.

        "Disbursing Agent" has the meaning set forth in Section 5.4(c) hereof.

        "Disclosure Statement" means the disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

        "Disputed" means, with reference to any Claim or Equity Interest, a Claim or Equity Interest (or portion thereof) that has been neither Allowed nor Disallowed.

        "Disputed Claim Amount" means the amount set forth in the proof of claim relating to a Disputed Claim or, if an amount is estimated in respect of a Disputed Claim in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018 for purposes of, among other things, Section IV of the Plan, the amount so estimated pursuant to an order of the Bankruptcy Court.

        "Distributable NOL Utilization Value" means, with respect to a particular Distribution Date:

          (1)  until the Holder of the Allowed Claim represented by the Litigation Trust Series A Certificate has been satisfied in full (including post-Effective Date interest pursuant to Section 5.7 hereof), the product of the First Level Net NOL Utilization Value and the First Distribution Ratio;

          (2)  after the Allowed Claim represented by the Litigation Trust Series A Certificate has been satisfied in full (including post-Effective Date interest pursuant to Section 5.7 hereof) and the Cumulative NOL Utilization Value as of such Distribution Date exceeds the First Aggregate Amount, and until the Holders of all Allowed Claims represented by the Litigation Trust Series B-1 Certificates are no longer entitled to receive Beneficiary EON Distributions in accordance with Section 4.2(b) hereof, the product of the Net NOL Utilization Value and the Second Distribution Ratio;

          (3)  after the Holders of all Allowed Claims represented by the Litigation Trust Series B-1 Certificates are no longer entitled to receive Beneficiary EON Distributions in respect of such certificates in accordance with Section 4.2(b) hereof and the Cumulative NOL Utilization Value as of such Distribution Date exceeds the Second Aggregate Amount, and until the Holders of all Allowed Claims represented by the Litigation Trust Series C-1 Certificates have been satisfied in full (with respect to the Allowed amounts of such Claims other than any post-Effective Date interest earned on such Claims pursuant to Section 5.7 hereof), the aggregate portion of the Net NOL Utilization Value that is to be distributed on account of the Litigation Trust Series C-1 Certificates in accordance with Section 4.2(h) hereof;

          (4)  after all Allowed Claims represented by the Litigation Trust Series C-1 Certificates have been satisfied in full (with respect to the Allowed amounts of such Claims other than any post-Effective Date interest earned on such Claims pursuant to Section 5.7 hereof) and the Cumulative NOL Utilization Value as of such Distribution Date exceeds the Third Aggregate Amount, and until the Holders of all Allowed Claims represented by the Litigation Trust Series C Certificates have received post-Effective Date interest pursuant to Section 5.7 hereof, the product of the Net NOL Utilization Value and each Holder's Pro Rata Interest Percentage; provided, however, that, with respect to this clause (4), amounts payable on account of the Litigation Trust Series C-2 Certificate representing post-Effective Date interest shall not constitute Distributable NOL Utilization Value; and

          (5)  after all Allowed Claims represented by the Litigation Trust Series C-1 Certificates have been satisfied in full (including with respect to any post-Effective Date interest earned on such Claims pursuant to Section 5.7 hereof) and the Cumulative NOL Utilization Value as of such Distribution Date exceeds the Fourth Aggregate Amount, one hundred percent (100%) of the Net NOL Utilization Value;

provided, however, that, with respect to clauses (1)-(4), if any portion of First Level Net NOL Utilization Value after allocation on account of the Litigation Trust Series A Certificate (pursuant to clause (1)), or any portion of Net NOL Utilization Value after allocation on account of the Litigation Trust Series B-1 Certificates (pursuant to clause (2)) or the Litigation Trust Series C Certificates (pursuant to clause (3) in the case of the Allowed amounts of Claims represented by such certificates and pursuant to clause (4) in the case of post-Effective Date interest), remains after the Holders of the applicable certificates have received the aggregate amount that the Holders of such certificates are entitled to receive in respect of such certificates, then such remaining portion of First Level Net NOL Utilization Value or Net NOL Utilization Value (as applicable) shall be applied in accordance with the applicable succeeding clauses.

        "Distribution" means any transfer under this Plan or any Plan Agreement of Cash or other property or instruments (including, without limitation, the EON and the Litigation Trust Certificates) to the Litigation Trust, from the Litigation Trust to the Disbursing Agent, or from the Disbursing Agent to the Holders of Claims or Equity Interests, including, without limitation, Beneficiary Distributions.

        "Distribution Date" means the date that a Distribution, including, without limitation, a Beneficiary Distribution, is made under the Plan.

        "EON" means the Earn Out Note executed by Reorganized SNTL in favor of the Litigation Trust in substantially the form of Exhibit "G" to the Appendix.

        "EON Denominator" means, on each Distribution Date, the aggregate Adjusted Unsecured Claims as of such date plus $31 million.

        "EON Numerator" means, on each Distribution Date, the sum of (x) the cumulative amount of Beneficiary Litigation Distributions previously distributed as of such date on account of the Litigation Trust Series C Certificates, plus (y) the cumulative NOL Utilization Value as of such date in excess of the Second Aggregate Amount.

        "EON Payment" means any payment by Reorganized SNTL to the Litigation Trust under the EON on account of either a Beneficiary EON Distribution or the Expense Holdback.

        "EON True-Up Percentage" means the following fraction, (i) the EON Numerator, divided by (ii) the EON Denominator.

        "Effective Date" means the earlier of ten (10) days after the Confirmation Date or the first business day following the satisfaction of all conditions precedent to the Effective Date as set forth in Section 10.1 hereof (unless all or any of such conditions are waived in accordance with Section 10.2 of the Plan).

        "Equity Interest" means any share of preferred stock or common stock or other instrument evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant, or right, contractual or otherwise, to acquire any such interest.

        "Estates" means the estates in the Cases created pursuant to Bankruptcy Code § 541(a).

        "Expense Holdback" has the meaning set forth in Section 5.4(j) hereof.

        "Face Amount" means, when used in reference to a Disputed Claim, the full stated amount claimed by the holder of such Claim in any proof of claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law.

        "FHS Litigation" means SNTL's lawsuit in Bankruptcy Court against Foundation Health Corporation, Foundation Health Systems, Inc., and Milliman & Robertson, Inc., entitled Superior National Insurance Group, Inc. v. Foundation Health Corporation, Foundation Health Systems, Inc. and Milliman & Robertson, Inc., originally pending in the Bankruptcy Court and now removed to the District Court, Case No. SV CV-00-0658 GLT.

        "Final Order" means an order of the Bankruptcy Court as to which the time to appeal, to petition for certiorari, or to move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtor or the Litigation Trust or, in the event that an appeal, writ of certiorari, reargument, or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari, reargument, or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not cause such order not to be a Final Order.

        "First Aggregate Amount" means, with respect to a particular Distribution Date, the sum of (i) the First Base Amount, (ii) the Aggregate Operating Loss Amounts as of such Distribution Date, and (iii) the aggregate amount of NOL Utilization Value remitted to the Litigation Trust on account of the Expense Holdback through and including such Distribution Date.

        "First Base Amount" means the sum of (i) the aggregate amount of Beneficiary EON Distributions received on account of the Litigation Trust Series A Certificate (including amounts received on account of post-Effective Date interest pursuant to Section 5.7 hereof) and (ii) $30 million.

        "First Distribution Ratio" means, with respect to a particular Distribution Date, 10; provided, however, that if the Allowed Claim represented by the Litigation Series A Certificate has not been satisfied in full (including post-Effective Date interest pursuant to Section 5.7 hereof) as of such Distribution Date, but the Cumulative NOL Utilization Value as of such Distribution Date exceeds the First Aggregate Amount, then the First Distribution Ratio shall be 1.0.

        "First Level Net NOL Utilization Value" means, with respect to a particular Distribution Date, the NOL Utilization Value generated in all Utilization Years (and not previously taken into account on a prior Distribution Date) that as of such date may be distributed to the Litigation Trust on such date pursuant to Section 4.1 hereof and the express terms of the EON, less the amount of such NOL Utilization Value remitted to the Litigation trust on such date on account of the Expense Holdback.

        "Fourth Aggregate Amount" means the sum of (i) the Third Aggregate Amount, (ii) the aggregate amount of Beneficiary EON Distributions received on account of the Litigation Trust Series C-1 Certificates representing post-Effective Date interest pursuant to Section 5.7 hereof, and (iii) the aggregate amount of NOL Utilization Value not distributed to the Litigation Trust representing post-Effective Date interest pursuant to Section 5.7 hereof on the Litigation Trust Series C-2 Certificate.

        "GAAP" means generally accepted accounting principles in the United States now in effect.

        "General Unsecured Claim" means any Unsecured Claim other than an Other Priority Claim, a Convenience Claim, the Chase Unsecured Claim, the CDI Unsecured Claim, the CIC/CRUS Litigation Claim or the CIC Trust Funds Claim.

        "Gross Litigation Proceeds" means the gross proceeds recovered by the Litigation Trust from the FHS Litigation before payment of any litigation or administrative costs including, but not limited to, attorneys' fees and costs and costs of employment of Litigation Trust employees.

        "Holder" means the holder of a Claim against or Equity Interest in any Debtor.

        "InfoNet" means InfoNet Management Systems, Inc.

        "Initial Distribution Date" means the first Business Day following the Effective Date when it is practicable for the Disbursing Agent to distribute the Litigation Trust Certificates.

        "Insurance Litigation" means, collectively, the following lawsuits brought against, among others, one or more of the Debtors: (a) Insurance Corporation of Hannover, Scandinavian Reinsurance Company, Ltd., and Odyssey Reinsurance Corporation v. Business Insurance Group, Superior National Insurance Group, Inc., Centre Reinsurance Group and Chris Seaman, Adv. Proc. No. 00-01630 GM; (b) Underwriters Insurance Company v. Superior National Insurance Group, Inc. SN Insurance Services, Inc. and Business Insurance Group, Adv. Proc. No. SV 00-01629 GM; (c) Centre Insurance Company v. SNTL Corporation, SN Insurance Services, Inc., SNTL Holdings Corporation and SN Insurance Administrators, Inc., Adv. Proc. No. SV 01-01280 GM; and (d) ZC Insurance Company v. SNTL Corporation, SN Insurance Services, Inc., SNTL Holdings Corporation and SN Insurance Administrators, Inc., Adv. Proc. No. SV 01-01499 GM.

        "IRC" means the Internal Revenue Code of 1986, as amended.

        "JPMC" means the common parent of the consolidated group (all within the meaning of the IRC) of which Chase is a member, currently J.P. Morgan Chase & Co., a Delaware corporation.

        "JPMC Assumption Agreement" means the agreement of JPMC assuming the obligations of Reorganized SNTL under the EON in substantially the form of Exhibit "H" to the Appendix.

        "KPMG" means the public accounting firm known by that name or any other "Big Five" accounting firm.

        "Lender Group" means SNTL's prepetition lenders party to the Credit Agreement.

        "Lender Group Claims" means the Lender Group Secured Claims, the Lender Group Unsecured Claims, and the Chase Claim.

        "Lender Group Secured Claims" means the Lender Group SNTL Secured Claim and the Lender Group SNTLHC Secured Claim.

        "Lender Group Secured SNTL Claim" means the Secured Claim of the Lender Group (including Chase) against SNTL compromised pursuant to this Plan.

        "Lender Group Secured SNTLHC Claim" means the Secured Claim of the Lender Group (including Chase) against SNTLHC compromised pursuant to this Plan.

        "Lender Group Unsecured Claims" means the pre-Petition Date obligations owing by the Debtors to the Lender Group (but excluding the Chase Unsecured Claim), the outstanding amount of which shall be reduced, from time to time, by the amounts actually distributed to and received by the Lender Group (other than Chase) under the Plan on account of the Lender Group Secured Claims, which Lender Group Unsecured Claims shall be Allowed in the following amounts:

Dresdner Bank AG New York Branch and Grand Cayman Branch	$19,489,541.26
The Bank of New York	$19,489,541.26
First Union National Bank	$19,489,541.26
LaSalle National Bank	$12,993,027.52
Imperial Bank (n/k/a Comerica Bank)	$8,662,018.34
Union Bank of California	$8,662,018.34

        "Liquidating Companies" means California Compensation Insurance Company, Combined Benefits Insurance Company, Commercial Compensation Casualty Company, Superior National Insurance Company, and Superior Pacific Casualty Company.

        "Litigation" means any and all claims, demands, rights, defenses, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets, powers, privileges, licenses and franchises of any kind or character whatsoever (other than in respect to claims and causes of action relating to factored accounts receivable), known or unknown, suspected or unsuspected, whether arising prior to, on or after the Petition Date, in contract or in tort, at law or in equity, or under any other theory of law, of the Debtors or their Estates, including but not limited to (i) rights of setoff, counterclaim, or recoupment, and claims on contracts or for breaches of duties imposed by law, except to the extent that such rights would constitute, in whole or in part, the basis for Reorganized Debtors' objection to Claim with respect to which Reorganized Debtors have standing to object, (ii) the exclusive right to object to Claims, except as provided in this Plan, (iii) claims pursuant to Bankruptcy Code § 362, (iv) such claims and defenses as fraud, mistake, duress and usury and (v) all Avoidance Actions.

        "Litigation Denominator" means, on each Distribution Date, the EON Denominator minus $31 million.

        "Litigation Numerator" means, on each Distribution Date, (a) the EON Numerator minus (b) the product of (i) $31 million and (ii) the most recent EON True-Up Percentage as of such date; provided, however, that if there have not been any Beneficiary EON Distributions received by the Holders of the Litigation Trust Series C Certificates on account of such certificates as of such date, then the Litigation Numerator shall equal the EON Numerator.

        "Litigation Recovery" means the net proceeds recovered by the Litigation Trust from any Litigation (including the FHS Litigation) (but not including any Gross Litigation Proceeds payable on account of the CIC/CRUS Litigation Claim or the CIC Trust Fund Claim) after payment of all post-Effective Date litigation and administrative costs including, but not limited to, post-Effective Date attorneys' fees and costs and post-Effective Date costs of employment of Litigation Trust employees, subject to the cap contained in Section 4.2(l) hereof.

        "Litigation True-Up Percentage" means the following fraction, (i) the Litigation Numerator, divided by (ii) the Litigation Denominator.

        "Litigation Trust" means the trust established by the Litigation Trust Agreement.

        "Litigation Trust Agreement" means the agreement establishing the Litigation Trust in substantially the form of Exhibit "B" to the Appendix.

        "Litigation Trust Certificates" means, collectively, the Litigation Trust Series A Certificate, the Litigation Trust Series B Certificates, the Litigation Trust Series C Certificates, the Litigation Trust Series D Certificate and the Litigation Trust Series E Interests.

        "Litigation Trust Funding Requirements" means such amount of funding as agreed to among the Debtors, the Creditors' Committee and the SNTL Acquiror and disclosed at the Confirmation Hearing.

        "Litigation Trust Series A Certificate" means the Litigation Trust Series A Certificate authorized and to be issued pursuant to the Plan, and which shall be substantially in the form of Exhibit "C" to the Appendix.

        "Litigation Trust Series B Certificates" means, collectively, the Litigation Trust Series B-1 Certificates, the Litigation Trust Series B-2 Certificates and the Litigation Trust Series B-3 Certificates in substantially the form of Exhibits "D-1," "D-2" and "D-3" to the Appendix.

        "Litigation Trust Series B-1 Certificates" means the Litigation Trust Series B-1 Certificates authorized and to be issued pursuant to the Plan, and each of which shall be substantially in the form of Exhibit "D-1" to the Appendix.

        "Litigation Trust Series B-2 Certificate" means the Litigation Trust Series B-2 Certificate authorized and to be issued pursuant to the Plan, and which shall be substantially in the form of Exhibit "D-2" to the Appendix.

        "Litigation Trust Series B-3 Certificates" means, collectively, the Litigation Trust Series B-3A Certificate and the Litigation Trust Series B-3B Certificate authorized and to be issued pursuant to the Plan, and which shall be substantially in the form of Exhibits "D-3A" and "D-3B" to the Appendix.

        "Litigation Trust Series C Certificates" means, collectively, the Litigation Trust Series C-1 Certificates and the Litigation Trust Series C-2 Certificate in substantially the form of Exhibits "E-1" and "E-2" to the Appendix.

        "Litigation Trust Series C-1 Certificates" means, with respect to Allowed Unsecured Claims, the Litigation Trust Series C-1 Certificates authorized and to be issued pursuant to the Plan, and each of which shall be substantially in the form of Exhibit "E-1" to the Appendix, as well as, with respect to Disputed Unsecured Claims, the total amount reserved for such Disputed Unsecured Claims pursuant to Section 5.6(b) hereof.

        "Litigation Trust Series C-2 Certificate" means the Litigation Trust Series C-2 Certificate authorized and to be issued pursuant to the Plan, and which shall be substantially in the form of Exhibit "E-2" to the Appendix.

        "Litigation Trust Series D Certificate" means the Litigation Trust Series D-1 Certificate authorized and to be issued pursuant to the Plan, and which shall be substantially in the form of Exhibit "F" to the Appendix.

        "Litigation Trust Series E Interests" means the Litigation Trust Series E Interests authorized pursuant to the Plan, each of which shall be uncertificated and non-transferable.

        "Litigation Trust Series E Register" means the register of the beneficial holders of the Litigation Trust Series E Interests created pursuant to the Litigation Trust Agreement.

        "Net NOL Utilization Value" means, with respect to a particular Distribution Date, the NOL Utilization Value generated in all Utilization Years (and not previously taken into account on a prior Distribution Date, or on the current Distribution Date with respect to the determination of the amount to be paid to the Litigation Trust in respect of a series of Litigation Trust Certificates senior in priority to other series of Litigation Trust Certificates Senior in priority to other series of Litigation Trust Certificates) that as of such date may be distributed to the Litigation Trust on such date pursuant to Section 4.1 hereof and the express terms of the EON, less (i) the amount of such NOL Utilization Value equal to the Operating Loss Amount of such date, and (ii) the amount of such NOL Utilization Value remitted to the Litigation Trust on such date on account of the Expense Holdback, in each case, to the extent not previously taken into account on the current Distribution Date.

        "New SNTL Common Stock" means the shares of common stock of Reorganized SNTL, representing 100% of the stock of Reorganized SNTL.

        "NOLs" means net operating loss carryovers under the IRC.

        "NOL Utilization Value" means the excess of (a) the amount of the SNTL Group's NOLs in existence and available immediately after the Effective Date (after taking into account adjustments required by reason of the consummation of the Plan, including the reductions required pursuant to Sections 108(b) and 382(1)(5) of the IRC) and subsequently utilized in JPMC's federal income tax return multiplied by the applicable federal income tax rate or rates with respect to the tax year or years in which such NOLs are utilized, over (b) the Turnaround Amount.

        "Operating Loss Amounts" means, with respect to a particular Distribution Date, any unreimbursed amounts paid by the SNTL Acquiror (a) to fund operating losses sustained by the Reorganized Debtors or (b) on account of any liabilities or other obligations of the Debtors and their non-debtor affiliates (including, without limitation, the Other Subsidiaries) based upon or arising from any conduct or omission of any such party prior to the Effective Date, including, without limitation, any costs and expenses incurred by the SNTL Acquiror in defending against any such liabilities or other obligations; provided, however, that such unreimbursed amounts shall be reduced (but not below zero) by the aggregate amount of post-Effective Date operating profits generated by the Reorganized Debtors from the last Distribution Date through the current Distribution Date; provided, further, that if Reorganized SNTL has a GAAP book value of less than $4.9 million and possesses less than $4.9 million of Cash as of the Effective Date, then, notwithstanding anything to the contrary contained in the Plan (including but not limited to the immediately preceding proviso), the Operating Loss Amounts as of the Effective Date shall in no event be less than $4.9 million minus (a) any amounts held by the Reorganized Debtors in Cash as of the Effective Date and (b) any payments actually made prior to the Effective Date to (i) Bob Rich pursuant to the CEO Employment Contract (but not exceeding $300,000) and (ii) the MGA Partner pursuant to the consulting services agreement to be entered into in accordance with section 10.1(1) of the Plan (but not exceeding $1 million).

        "Other Priority Claim" means any Claim against any Debtor, other than an Administrative Claim and a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

        "Other Subsidiaries" means InfoNet Management Systems, Inc., Pacific Insurance Brokerage, Inc., SNIA, and SNIS.

        "Oversight Committee" means the three person oversight committee appointed pursuant to the Litigation Trust Agreement to oversee the operation of the Litigation Trust, the initial three members of which shall be disclosed prior to the Confirmation Hearing and approved by the Bankruptcy Court in the Confirmation Order.

        "Pacific" means Pacific Insurance Brokerage, Inc.

        "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, or any government or other political subdivision thereof or other entity.

        "Petition Date" means April 26, 2000, the date on which the Debtors commenced the Chapter 11 Cases; provided, however, in the case of InfoNet and Pacific only, such date means May 7, 2002.

        "Plan" means this First Amended Chapter 11 Joint Plan of Reorganization, including, without limitation, the Appendix and all exhibits, supplements, appendices, and schedules hereto, either in its present form or as the same may be altered, amended, or modified from time to time in accordance with its terms.

        "Plan Agreement" means any of the Exhibits to the Appendix and any other agreement to be executed by any Person under this Plan including, without limitation, the Exhibits in the Appendix that constitute forms of agreements.

        "Priority Tax Claim" means any Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

        "Pro Rata" means, with respect to a particular Class of Claims or Equity Interests or a given series of Litigation Trust Certificates, the ratio that the amount of a particular Allowed Claim or Allowed Equity Interest in the Class, or amount of a particular Litigation Trust Certificate, bears to the total amount of Allowed Claims or Allowed Equity Interests in the Class or total amount of such series of Litigation Trust Certificates; provided, however, that where a Class of Claims or Equity Interests or a given series of Litigation Trust Certificates is required to share a particular Beneficiary Distribution with one or more other Classes of Claims or Equity Interests or series of Litigation Trust Certificates, then the calculation shall be based upon the total amount of Allowed Claims or Allowed Equity Interests in such Classes or the total amount of such series of Litigation Trust Certificates.

        "Pro Rata Interest Percentage" means, with respect to a Holder of a Litigation Trust Series C Certificate, the following percentage, (i) the total amount of post-Effective Date interest owed to such Holder in respect of such certificate pursuant to Section 5.7 hereof, over (ii) the total amount of post-Effective Date interest owed to all Holders of Litigation Trust Series C Certificates in respect of such certificates pursuant to Section 5.7 hereof.

        "Record Date" means the Confirmation Date.

        "Reorganized Debtors" means collectively, Reorganized SNTL, Reorganized SNTLHC, Reorganized SNIS, Reorganized SNIA, Reorganized InfoNet and Reorganized Pacific, or any successor thereto by merger, consolidation, or otherwise, on and after the Effective Date.

        "Reorganized InfoNet" means InfoNet, or any successor thereto by merger, consolidation, or otherwise, on and after the Effective Date.

        "Reorganized Pacific" means Pacific, or any successor thereto by merger, consolidation, or otherwise, on and after the Effective Date.

        "Reorganized SNIA" means SNIA, or any successor thereto by merger, consolidation, or otherwise, on and after the Effective Date.

        "Reorganized SNIS" means SNIS, or any successor thereto by merger, consolidation, or otherwise, on and after the Effective Date.

        "Reorganized SNTL" means SNTL, or any successor thereto by merger, consolidation, or otherwise, on and after the Effective Date.

        "Reorganized SNTLHC" means SNTLHC, or any successor thereto by merger, consolidation, or otherwise, on and after the Effective Date.

        "Reserve for Disputed Claims" has the meaning set forth in Section 5.6(b) hereof.

        "Schedules" means the schedules of assets and liabilities, the list of holders of Equity Interests, and the statements of financial affairs filed by the Debtors under Bankruptcy Code § 521 and Bankruptcy Rule 1007, and all amendments and modifications thereto through the Confirmation Date.

        "Second Aggregate Amount" means the sum of (i) the First Aggregate Amount and (ii) the following amount, (1) the aggregate amount of Beneficiary EON Distributions received on account of the Litigation Trust Series B-1 Certificates divided by (2) the Second Distribution Ratio.

        "Second Distribution Ratio" means 0.82

        "Secured Claim" means any Claim which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to setoff under Bankruptcy Code § 553, to the extent of such setoff.

        "Senior Subordinated Indenture" means that certain Senior Subordinated Indenture, dated as of December 3, 1997, between SNTL, as issuer, and Wilmington Trust Company, as trustee, as amended by that certain First Supplemental Indenture, dated as of November 17, 1998, between SNTL, as issuer, and Wilmington Trust Company, as trustee.

        "SNIA" means SN Insurance Administrators, Inc.

        "SNIS" means SN Insurance Services, Inc.

        "SNTL" means SNTL Corporation, formerly Superior National Insurance Group, Inc.

        "SNTLHC" means SNTL Holdings Corporation, formerly Business Insurance Group, Inc.

        "SNTL Acquiror" means Chase.

        "SNTL Group" means SNTL and its direct and indirect subsidiaries.

        "Subrogation Date" means the date upon which the Lender Group Claims are paid in full, including interest (whether pre-petition, post-petition or post-Confirmation interest).

        "Tax Sharing Agreement" means that certain Settlement and Second Amended and Restated Consolidated Federal Income Tax Liability Allocation Agreement among the SNTL Group, JPMC and the CDI in substantially the form of Appendix Exhibit "I".

        "Third Aggregate Amount" means the sum of (i) the Second Aggregate Amount, (ii) the aggregate amount of Beneficiary EON Distributions received on account of the Litigation Trust Series C-1 Certificates, (iii) an amount equal to the product of (x) the cumulative percentage that the initial face amounts of the Litigation Trust Series C-1 Certificates originally issued to the Holders of the Lender Group Unsecured Claims are reduced (in the aggregate) on account of Beneficiary EON Distributions received on account of such Litigation Trust Series C-1 Certificates and (y) the face amount of the Litigation Trust Series C-2 Certificate originally issued to the Holder of the Chase Unsecured Claim and (iv) $31 million.

        "Transferred Assets" shall have the meaning set forth in Section 8.1(b) hereof.

        "True-Up Percentage" means either the EON True-Up Percentage or the Litigation True-Up Percentage, as applicable.

        "Trust Preferred Claims" means Claims against SNTL under the Senior Subordinated Indenture.

        "Trustee" means J. Chris Seaman or his successor appointed pursuant to the Litigation Trust Agreement.

        "Turnaround Amount" means the amount determined by the SNTL Acquiror in its reasonable discretion, based on advice from KPMG, which is equivalent to the estimated future tax liability of, or arising from the ownership of, the SNTL Group, excluding (i) taxes attributable to operating earnings of the business of Reorganized SNTL (including the Other Subsidiaries) (the "Reorganized SNTL Business") and (ii) taxes attributable to the pre-tax economic profit from a sale or other disposition of the stock of Reorganized SNTL or the Reorganized SNTL Business.

        "Unclaimed Property" means any funds or property distributed to Creditors or Equity Interest Holders (together with any interest earned thereon) which is unclaimed as of one hundred eighty (180) days after the date of Distribution. Unclaimed Property will include, without limitation, Cash and any other property which is to be distributed pursuant to this Plan, including as part of a Beneficiary Distribution, which has been returned as undeliverable without a proper forwarding address, or which was not mailed or delivered because of the absence of a proper address to which to mail or deliver such property.

        "Unsecured Claim" means any Claim that is not a Secured Claim, Administrative Claim, or Priority Tax Claim.

        "Utilization Year" means a tax year in which all or a portion of the SNTL Group's NOLs are utilized in JPMC's federal income tax return.

        1.2  Interpretation; Application Of Definitions And Rules Of Construction. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter. Unless otherwise specified, all section, article, schedule, or exhibit references in the Plan are to the respective Section in, Article of, Schedule to, or Exhibit to, the Plan. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. The rules of construction contained in Bankruptcy Code § 102 shall apply to the construction of the Plan. A term used herein that is not defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan.

II.
TREATMENT OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS

        2.1  Administrative Claims. Except to the extent that any entity entitled to payment of any Allowed Administrative Claim agrees to a different treatment, each holder of an Allowed Administrative Claim shall receive Cash in an amount equal to such Allowed Administrative Claim on the later of the Effective Date and the date such Administrative Claim becomes an Allowed Administrative Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Claims representing liabilities incurred in the ordinary course of business by the Debtors-in-Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtors-in-Possession (to the extent authorized and approved by the Bankruptcy Court if such authorization and approval was required under the Bankruptcy Code) shall be paid in full and performed by the Reorganized Debtors or the Litigation Trust, as the case may be, in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to, such transactions. Notwithstanding anything in this Plan to the contrary, to the extent the Holder of an Allowed Administrative Claim does not receive payment of such Claim on the Effective Date, payment of such Claim shall be made as a first priority Distribution from the Litigation Trust on terms approved by the Bankruptcy Court.

        2.2  Cap Z Administrative Claim. Pursuant to agreement with the Debtors, the Creditors' Committee and the SNTL Acquiror, Cap Z is to receive a $25 million Administrative Claim for its substantial contribution to these Cases in developing this Plan. Pursuant to this same agreement, Cap Z has agreed to accept in satisfaction of the Cap Z Administrative Claim a $10,000,000 Litigation Series C-1 Trust Certificate (which amount is deemed for purposes of the Plan to be an Allowed General Unsecured Claim) and a $15 million Litigation Trust Series D Certificate, each of which shall be in the name of Cap Z or its designee.

        2.3  Professional Compensation And Reimbursement Claims. All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code (a) shall file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Confirmation Date by the date that is 60 days after the Effective Date or such other date as may be fixed by the Bankruptcy Court and (b) if granted, such an award by the Bankruptcy Court shall be paid in full by the Litigation Trust in such amounts as are Allowed by the Bankruptcy Court (i) on the date such Administrative Claim becomes an Allowed Administrative Claim, or as soon thereafter as is practicable or (ii) upon such other terms as may be mutually agreed upon between such holder of an Administrative Claim and the Debtors-in-Possession or, on and after the Effective Date, Litigation Trust.

        2.4  Priority Tax Claims. Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive Cash from the Litigation Trust in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or upon such other terms as may be determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments, payable over a period not exceeding six (6) years after the date of assessment of such Claim, having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.

III.
CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

        3.1  Introduction. All Claims and Equity Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described above, have not been classified.

        A Claim or Equity Interest is placed in a particular Class only to the extent that the Claim or Equity Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Equity Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date.

        3.2  Unclassified Claims (not entitled to vote on the Plan).

          (a)  Administrative Claims.

          (b)  Priority Tax Claims.

        3.3  Unimpaired Classes Of Claims and Equity Interests (deemed to have accepted the Plan and, therefore, not entitled to vote on the Plan).

          (a)  Class 1a: Other Priority Claims against SNTL

            Class 1b: Other Priority Claims against SNTLHC

            Class 1c: Other Priority Claims against SNIS

            Class 1d: Other Priority Claims against SNIA

            Class 1e: Other Priority Claims against InfoNet

            Class 1f: Other Priority Claims against Pacific

          (b)  Class 9: Equity Interests in SNTLHC

          (c)  Class 10 Equity Interests in SNIS

          (d)  Class 11 Equity Interests in SNIA

          (e)  Class 12 Equity Interests in InfoNet

          (f)    Class 13 Equity Interests in Pacific

        3.4  Impaired Classes Of Claims and Equity Interests (entitled to vote on the Plan).

          (a)  Class 2a: Convenience Claims against SNTL

            Class 2b: Convenience Claims against SNTLHC

            Class 2c: Convenience Claims against SNIS

            Class 2d: Convenience Claims against SNIA

            Class 2e: Convenience Claims against InfoNet

            Class 2f: Convenience Claims against Pacific

          (b)  Class 3a: General Unsecured Claims against SNTL

            Class 3b: General Unsecured Claims against SNTLHC

            Class 3c: General Unsecured Claims against SNIS

            Class 3d: General Unsecured Claims against SNIA

            Class 3e: General Unsecured Claims against InfoNet

            Class 3f: General Unsecured Claims against Pacific

          (c)  Class 4: Chase Unsecured Claim against Debtors

          (d)  Class 5a: Secured Claim of Lender Group against SNTL

            Class 5b: Secured Claim of Lender Group against SNTLHC

          (e)  Class 6a: CIC/CRUS Litigation Claim against Debtors

            Class 6b: CIC Trust Funds Claim against Debtors

          (f)    Class 7: CDI Unsecured Claim against Debtors

          (g)  Class 8: Equity Interests in SNTL

IV.
TREATMENT OF CLAIMS AND EQUITY INTERESTS

        4.1  The EON. Reorganized SNTL shall execute and deliver the EON to the Litigation Trust. The EON shall be administered pursuant to the following terms:

          (a)  Subject to the provisions of the Plan and the express terms of the EON, Reorganized SNTL shall pay an amount equal to the Distributable NOL Utilization Value to the Litigation Trust.

          (b)  Other than at the SNTL Acquiror's sole discretion, Distributable NOL Utilization Value shall not include any portion of NOL Utilization Value attributable to NOLs of the SNTL Group utilized by JPMC until 30 days after the earlier of (i) the date on which the statute of limitations closes (with extensions) with respect to the applicable Utilization Year or (ii) the date on which the SNTL Acquiror and the Internal Revenue Service have both executed a "closing agreement," pursuant to Section 7121 of the IRC, that covers all matters relating to the utilization of the SNTL Group's NOLs in JPMC's federal income tax return, and in the case of clause (i), Distributable NOL Utilization Value shall include only those NOLs of the SNTL Group utilized by JPMC in a Utilization Year for which the statute of limitations has closed (with extensions). The determination of whether or not an NOL of the SNTL Group is utilized in a particular Utilization Year shall be made, in the case of clause (i), on the date on which the statute of limitations closes (with extensions) with respect to such Utilization Year, or, in the case of clause (ii), the date on which the closing agreement referred to therein has been executed.

          (c)  Payments of Distributable NOL Utilization Value due under the EON shall bear simple interest at the six month LIBOR rate of interest plus 50 basis points (without compounding) beginning on January 1 of the year or years immediately following the applicable Utilization Year or Utilization Years to which such amounts of Distributable NOL Utilization Value relates. Interest shall accrue from such date or dates referred to in the preceding sentence through the applicable Distribution Date in which such Distributable NOL Utilization Value is paid to the Litigation Trust. The total interest that accrues on a payment of Distributable NOL Utilization Value shall be hereinafter referred to as the "Accrued Interest." Reorganized SNTL shall pay a portion of the Accrued Interest to the Litigation Trust, which portion shall be determined by applying the definition of Distributable NOL Utilization Value (substituting "Accrued Interest" for "First Level Net NOL Utilization Value" or "Net NOL Utilization Value" (as applicable) each place it appears), on the same Distribution Date in which such Distributable NOL Utilization Value is paid to the Litigation Trust; provided, however, that, in applying the last proviso in the definition of Distributable NOL Utilization Value, the Cumulative NOL Utilization Value shall be deemed to also include the amount of Accrued Interest taken into account on such Distribution Date.

          (d)  For each year following the year in which initial payments on the EON are made, the SNTL Acquiror shall determine in its reasonable discretion, based on advice from KPMG, whether adjustments to the Turnaround Amount are required due to an overestimation of such amount; if an adjustment is required due to an overestimation, then the amount of the reduction shall constitute additional First Level Net NOL Utilization Value or Net NOL Utilization Value (as applicable). The amount payable to the Litigation Trust shall be treated as a payment of Distributable NOL Utilization Value which shall be paid pursuant to Section 4.1(b) hereof, together with interest thereon pursuant to Section 4.1(c) hereof.

          (e)  The payments to be made under the EON shall be calculated in accordance with the mechanics set forth in Section 5.4(j) of the Plan and shall be subject to the provisions set forth in Sections 4.2(i) and 4.4 hereof.

          (f)    Nothing contained in the Plan shall be construed as to prevent the SNTL Acquiror from settling any dispute with the Internal Revenue Service regarding the NOLs and other tax items of the SNTL Group in any manner it deems advisable in its sole discretion, taking into account the overall interest of JPMC. No party, including but not limited to the Litigation Trust or any member of any Class, shall be entitled to inquire into, or to receive information with respect to, the circumstances or background of any such settlement.

        4.2  Litigation Trust Certificates. Creditors in various Classes and Holders of Equity Interests shall receive Litigation Trust Certificates in satisfaction of their Claims or Equity Interests. There shall be five series of Litigation Trust Certificates, the highest priority being the "A" series, the fourth highest priority being the "D" series and the lowest priority being the "E" series. The "B" series (comprised of the "B-1," "B-2" and "B-3" certificates, with the "B-3" certificates comprised of the "B-3A" and "B-3B" certificates) and the "C" series (comprised of the "C-1" and "C-2" certificates) have mixed second and third priority rights as set forth below. The recipients and sources of payment of Litigation Trust Certificates is as follows:

Series of Certificate or Interest	Recipient/Claim	Sources of Payment
Series A	CDI	Beneficiary EON Distributions
Series B-1	Lender Group Secured Claims (excluding the Chase Claim)	Beneficiary Distributions
Series B-2	Chase Secured Claim	Beneficiary Litigation Distributions
Series B-3A	The first $15 million of the CIC/CRUS Litigation Claim	Gross Litigation Proceeds
Series B-3B	CIC Trust Fund Claim	Gross Litigation Proceeds
Series C-1	General Unsecured Claims (including Lender Group Unsecured Claim and the Cap Z Administrative Claim ($10 million))	Beneficiary Distributions
Series C-2	Chase Unsecured Claim	Beneficiary Litigation Distributions
Series D	Cap Z Administrative Claim ($15 million)	Beneficiary Distributions
Series E	Holders of SNTL Equity	Beneficiary Distributions

          (a)  The Holder of the Litigation Trust Series A Certificate shall be entitled to receive the first level of Beneficiary EON Distributions up to a maximum Distribution of $3.3 million plus post-Effective Date interest in accordance with Section 5.7 hereof; provided, however, that such maximum Distribution of $3.3 million which the Holder of the Litigation Trust Series A Certificate is entitled to receive shall, to the extent applicable, be reduced in accordance with the terms of the Tax Sharing Agreement.

          (b)  Holders of Litigation Trust Series B-1 Certificates shall be entitled to receive, on a Pro Rata basis with all Holders of all other Litigation Trust Series B-1 certificates, (i) the second level of Beneficiary EON Distributions made after the payments on account of the Litigation Trust Series A Certificate, up to a maximum amount of $12.3 million, and (ii)(1) twenty and one-half percent (20.5%) of the first $30 million of Beneficiary Litigation Distributions (in accordance with Section 4.2(g)) and (2) forty-one percent (41%) of all Beneficiary Litigation Distributions in excess of an aggregate amount of Beneficiary Litigation Distributions equal to $30 million plus an amount equal to the CIC Trust Funds (in accordance with Section 4.2(g)), up to a maximum amount of $12.3 million; provided, however, that after the Holders of the Litigation Trust Series B-1 Certificates have received $18.45 million in aggregate Beneficiary Distributions on account of such B-1 Certificates they shall be entitled to no further Beneficiary Distributions on account of such certificates.

          (c)  The Holder of the Litigation Trust Series B-2 Certificate shall be entitled to receive, (i) four and one-half percent (4.5%) of the first $30 million of Beneficiary Litigation Distributions (in accordance with Section 4.2(g)) and (ii) nine percent (9%) of all Beneficiary Litigation Distributions in excess of an aggregate amount of Beneficiary Litigation Distributions equal to $30 million plus an amount equal to the CIC Trust Funds (in accordance with Section 4.2(g)), up to a maximum amount of $2.7 million; provided, however, that, notwithstanding such maximum amount of $2.7 million, such Holder shall not be entitled to receive any further Beneficiary Litigation Distributions on account of such certificate if the Holders of Litigation Trust Series B-1

  Certificates are no longer entitled to receive any further Beneficiary Litigation Distributions on account of their certificates.

          (d)  (i) The Holders of the Litigation Trust Series B-3A Certificate shall be entitled to receive in the aggregate, in Cash, fifty percent (50%) of the first $30 million of Gross Litigation Proceeds (in accordance with Section 4.2(g)); and (ii) the Holder of the Litigation Trust Series B-3B Certificate shall be entitled to receive, in Cash, one hundred percent (100%) of all Gross Litigation Proceeds in excess of the first $30 million until such Holder has been paid an amount equal to the CIC Trust Funds.

          (e)  Holders of Litigation Trust Series C-1 Certificates shall be entitled to receive, on a Pro Rata basis with Holders of all other Litigation Trust Series C-1 Certificates, (i) after the Holders of the Litigation Trust Series A Certificate and the Litigation Trust Series B-1 Certificates are no longer entitled to receive Beneficiary EON Distributions, the third level of Beneficiary EON Distributions, and (ii) their aggregate Pro Rata share of all Beneficiary Litigation Distributions not otherwise required to be paid to the Holders of Litigation Trust Series B Certificates until the satisfaction in full of their Allowed Unsecured Claims (plus post-Effective Date interest in accordance with Section 5.7 hereof).

          (f)    The Holder of the Litigation Trust Series C-2 Certificate shall be entitled to receive its Pro Rata share of all Beneficiary Litigation Distributions not otherwise required to be paid to the Holders of Litigation Trust Series B Certificates until the satisfaction in full of its Allowed Chase Unsecured Claim (plus post-Effective Date interest in accordance with Section 5.7 hereof); provided, however, that the amount remaining to be paid on the Litigation Trust Series C-2 Certificate at any given time shall be determined by reducing the Adjusted Unsecured Claim represented by such certificate by (i) the aggregate amount of Beneficiary Litigation Distributions received on account of such certificate and (ii) an amount equal to the product of (x) the same cumulative percentage as the Lender Group Unsecured Claims represented by the Litigation Trust Series C-1 Certificates are reduced (in the aggregate) in respect of any Beneficiary EON Distributions received on account of such Litigation Trust Series C-1 Certificates, and (y) the initial face amount of the Litigation Trust C-2 Certificate.

          (g)  The rights of the Holders of the Litigation Trust Series B-1 Certificates, the Litigation Trust Series B-2 Certificate, the Litigation Trust Series B-3 Certificates and the Litigation Trust Series C Certificates to receive amounts from the first $30 million of Beneficiary Litigation Distributions or Gross Litigation Proceeds, as the case may be, shall be on a pari passu basis. Similarly, until the Holders of the Litigation Trust Series B-1 Certificates and the Litigation Trust Series B-2 Certificate have been paid in full on account of Beneficiary Litigation Distributions, the rights of the Holders of the Litigation Trust Series B-1 Certificates, the Litigation Trust Series B-2 Certificate, and the Litigation Trust Series C Certificates to receive amounts from the first $15 million of Beneficiary Litigation Distributions in excess of the first $30.0 million plus an amount equal to the CIC Trust Funds shall be on a pari passu basis.

          (h)  In order to ensure that a Holder of a Litigation Trust Series C Certificate does not a receive a greater percentage of Distributions on account of its Allowed Unsecured Claim than the percentage of Distributions received by any other Holder of a Litigation Trust Series C Certificate on account of that Holder's Allowed Unsecured Claim, the Disbursing Agent shall, prior to making a particular Beneficiary Distribution to any Holders of Litigation Trust Series C Certificates, determine the correct amount of a Beneficiary Distribution to be made on account of a Litigation Trust Series C Certificate to a Holder thereof by performing the following steps:

            (i)    in the event of a Beneficiary EON Distribution, calculate the EON True-Up Percentage, and in the event of a Beneficiary Litigation Distribution, calculate the Litigation True-Up Percentage,

            (ii)  multiply the applicable True-Up Percentage by such Holder's Adjusted Unsecured Claim, and

            (iii)  reduce the product in clause (ii) by the cumulative amount of any previous Distributions to such Holder in respect of such Litigation Trust Series C Certificate; provided, however, that in the case of the Litigation Trust Series C-2 Certificate, such product shall be further reduced by an amount equal to the product of (x) the same cumulative percentage as the Lender Group Unsecured Claims represented by the Litigation Trust Series C-1 Certificates are reduced (in the aggregate) in respect of any Beneficiary EON Distributions received on account of such Litigation Trust Series C-1 Certificates, and (y) the initial face amount of the Litigation Trust Series C-2 Certificate.

The resulting amount in clause (iii) shall then be distributed by the Disbursing Agent to such Holder.

          (i)    In accordance with Section 4.4 hereof, the Trust Preferred Claims shall be subordinated to the Lender Group Claims until the Lender Group Claims have been satisfied in full. Any Beneficiary Distribution to the Holders of the Trust Preferred Claims in respect of their Litigation Trust Series C-1 Certificates shall be payable to the Holders of the Lender Group Claims on a Pro Rata basis until the Lender Group Claims have been satisfied in full, including interest (whether pre-petition, post-petition or post-Confirmation interest) in accordance with Section 4.4 of the Plan; provided, however, that any Distribution which would have been paid to the Holders of Trust Preferred Claims on account of the EON shall not be made to the extent such amounts are payable to the Holder of the Chase Unsecured Claim. Provided that the Lender Group Claims shall have been satisfied in full (including interest as set forth above in this Section 4.2(i)), the Holders of the Trust Preferred Claims shall be subrogated to the rights of the Lender Group Claims to the extent that Beneficiary Distributions to be made to the Holders of the Trust Preferred Claims in respect of their Litigation Trust Series C-1 Certificates were instead paid to the Lender Group pursuant to the preceding sentence; provided, however, that on and after the Subrogation Date, the SNTL Acquiror shall pay to the Litigation Trust, on each Distribution Date on or after the Subrogation Date, an amount equal to the product of (x) the percentage that the Litigation Trust Series C-1 Certificates originally issued to the Holders of the Lender Group Unsecured Claims are reduced (in the aggregate) due to Beneficiary EON Distributions received on such Distribution Date on account of such Litigation Trust Series C-1 Certificates and (y) the initial face amount of the Litigation Trust Series C-2 Certificate; provided, further, that the Holders of the Trust Preferred Claims shall not be so subrogated to the extent of any Beneficiary Distributions payable to the Holders of the Lender Group Claims pursuant to the preceding sentence on account of post-petition or post-Confirmation interest on the Lender Group Claims, nor shall the Holders of the Trust Preferred Claims have any claims against the Debtors in respect of such post-petition or post-Confirmation interest. Notwithstanding anything to the contrary, the Holders of the Trust Preferred Claims shall not have the right to receive any amounts pursuant to their rights of subrogation until the Lender Group Claims have been satisfied in full, including interest (whether pre-petition, post-petition or post-Confirmation interest).

          (j)    After the Litigation Trust Series C Certificates have been satisfied in full, the Holder of the Litigation Trust Series D Certificate shall be entitled to receive the fourth level of Beneficiary EON Distributions and the third level of Beneficiary Litigation Distributions, until it receives a maximum amount of $15 million; provided, however, that such Holder is not entitled to receive any Beneficiary EON Distributions to the extent the Holder of the Litigation Trust Series A Certificate and/or the Holders of the Litigation Trust Series B-1 Certificates remain entitled to receive such Distributions.

          (k)  After the Litigation Trust Series D Certificate has been satisfied in full, the Holders of SNTL's Equity Interests shall receive payments on account of their Litigation Trust Series E

  Interests on a Pro Rata basis in proportion to their stock ownership, with rights to receive an amount equal to any residual value in the Litigation Trust; provided, however, that such Holders are not entitled to receive any Beneficiary EON Distributions to the extent the Holder of the Litigation Trust Series A Certificate and/or the Holders of the Litigation Trust Series B-1 Certificates remain entitled to receive such Distributions.

          (l)    If Reorganized SNTL has a GAAP book value of less than $4.9 million and possesses less than $4.9 million of Cash as of the Effective Date, then, if Operating Loss Amounts are greater than zero, (i) to the extent that Litigation Recoveries (subject only to the satisfaction of expenses and the creation of appropriate reserves permitted to be taken by the Litigation Trust, but not exceeding $5 million) are received, the SNTL Acquiror shall be paid an amount equal to such Operating Loss Amounts, up to a total amount of $10 million, together with interest thereon from the Effective Date at the rate of 10% per annum, from Litigation Recoveries until the SNTL Acquiror has been paid in full, and (ii) any Beneficiary Litigation Distributions that may be made by the Litigation Trust shall be delayed until the end of the calendar quarter during which such Litigation Recoveries were received.

          (m)  The Litigation Trust Certificates will be subject to a number of restrictions as determined by the Debtors and the Committee as necessary to comply with applicable securities law, which may include that (1) no certificates may be listed on an "established securities market" within the meaning of Treasury Regulations Section 1.7704-1(b); (2) each Litigation Trust Certificate may be transferred only once; (3) transfers of the Litigation trust Certificates may occur during only one month out of each year, as designated by the Trustee; (4) Litigation Trust Certificates may not be purchased or sold through a broker or a dealer; (5) a certificateholder may solicit offers to purchase its certificates during only one month out of each year, as designated by the Trustee; (6) a certificateholder may accept an unsolicited offer to purchase its Litigation Trust Certificates only if such offer is made during one month out of each year, as designated by the Trustee, and is specifically addressed to the certificateholder; (7) if a certificateholder makes any transfer of Litigation Trust Certificates, such certificateholder must transfer all of its Litigation Trust Certificates; and (8) the transferee of any Litigation Trust Certificates must be the principal and not a representative of the principal.

        4.3  Duplicate Claims Against Multiple Debtors—Single Distribution. Any Holder of Claims which are based upon or relate to the same or similar indebtedness or obligations, against multiple Debtors, whether by reason of a guarantee, indemnity agreement, joint and several obligation or otherwise, may vote each Claim against each Debtor. Nonetheless, given that expected distributions under the Plan are based principally on the enterprise value of the consolidated Debtors, a Creditor holding such similar Claims against multiple Debtors shall be deemed to have only one Claim against one Debtor in the Allowed amount of the largest of all such similar Claims for purposes of Distributions under this Plan.

        4.4  Ongoing Effectiveness/Subordination Agreements. Nothing in this Plan is intended to affect the enforceability of any subordination agreement entered into prior to the Effective Date by any Creditor or group of Creditors in favor of any other Creditors of any Debtor in respect of any obligations owing by any Debtor. Without limiting the generality of the foregoing, pursuant to Section 510 of the Bankruptcy Code, the subordination of Trust Preferred Claims to Lender Group Claims pursuant to the terms of the Senior Subordinated Indenture is unaffected by this Plan, and, by reason of such subordination, any Beneficiary Distribution in respect of Trust Preferred Claims shall first be payable to the Holders of Lender Group Claims until the Lender Group Claims have been satisfied in full, including interest (whether pre-petition, post-petition or post-Confirmation interest); provided, however, that any amounts which would have been paid to the holders of the Trust Preferred Claims on account of the EON shall be treated as provided for in section 4.2(i) hereof. Notwithstanding any other provision of the Plan, for purposes of the subordination of the Trust Preferred Claims to the Lender Group Claims, interest on the Lender Group Claims (whether pre-petition, post-petition or post-Confirmation) shall accrue at the applicable non-default contract rate set forth in the Credit Agreement through the Effective Date and at six percent (6%) from the Effective Date through the date that the Lender Group Claims are paid in full.

        4.5  Classes 1a-f—Other Priority Claims Against SNTL, SNTLHC, SNIC, SNIA, InfoNet, and Pacific.

          (a)  Impairment And Voting. Claims in each of Classes 1a-f are unimpaired by the Plan. Each Holder of an Allowed Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

          (b)  Treatment/Distributions. Each Holder of an Allowed Other Priority Claim shall receive Cash from the Debtors or the Litigation Trust, as applicable, in an amount equal to such Allowed Other Priority Claim on the later of the Effective Date and the date such Allowed Other Priority Claim becomes an Allowed Other Priority Claim, or as soon thereafter as is practicable.

        4.6  Classes 2a-f—Convenience Claims of SNTL, SNTLHC, SNIS, SNIA, InfoNet, and Pacific.

          (a)  Impairment And Voting. Claims in each of Classes 2a-f are impaired by the Plan. Each Holder of a Convenience Claim in Classes 2a-2f is entitled to vote to accept or reject the Plan.

          (b)  Treatment/Distributions. Each Holder of an Allowed Class 2a-f Convenience Claim shall receive Cash from the Debtors or the Litigation Trust, as applicable, in an amount equal to 50% of such Allowed Convenience Claim on the later of the Effective Date and the date such Convenience Claim becomes an Allowed Convenience Claim, or as soon thereafter as is practicable.

        4.7  Class 3a-f—General Unsecured Claims Against SNTL, SNTLHC, SNIS, SNIA, InfoNet, and Pacific.

          (a)  Impairment And Voting. Claims in each of Classes 3a-f are impaired by the Plan. Each Holder of a General Unsecured Claim is entitled to vote to accept or reject the Plan.

          (b)  Treatment/Distributions. Each Holder of an Allowed Class 3a-f Claim shall receive a Litigation Trust Series C-1 Certificate in the Allowed amount of such Class 3a, 3b, 3c, 3d, 3e or 3f Claim on the later of the Effective Date and the date such General Unsecured Claim becomes an Allowed Claim, or as soon thereafter as is practicable. However, if such Holder of a Litigation Trust Series C-1 Certificate is also the initial Holder of a Litigation Trust Series B-1 Certificate pursuant to Section 4.9 hereof, then the face amount of such Litigation Trust Series C-1 Certificate shall be reduced dollar for dollar by the aggregate amount of Beneficiary Distributions received in respect of such Litigation Trust Series B-1 Certificate.

        4.8  Class 4—Chase Unsecured Claim.

          (a)  Impairment And Voting. Claims in Class 4 are impaired by the Plan. The Holder of the Class 4 Claim is entitled to vote to accept or reject the Plan.

          (b)  Treatment/Distributions. On the Effective Date, the Holder of the Allowed Class 4 Claim shall receive in full satisfaction thereof the New SNTL Common Stock and the Litigation Trust Series C-2 Certificate in the Allowed amount of such Claim. The face amount of the Litigation Trust Series C-2 Certificate shall be reduced dollar for dollar by an amount equal to the product of (i) the cumulative percentage that the face amounts of all Litigation Trust Series C-1 Certificates originally issued to the Holders of the Lender Group Unsecured Claims pursuant to Section 4.7 hereof are reduced (in the aggregate) on account of Beneficiary Distributions received on account of all Litigation Trust Series B-1 Certificates, and (ii) the initial face amount of the Litigation Trust Series C-2 Certificate.

        4.9  Class 5(a)-(b)—Lender Group Secured Claims.

          (a)  Impairment And Voting. Claims in Class 5 are impaired by the Plan. Each Holder of a Class 5(a) and 5(b) Claim is entitled to vote to accept or reject the Plan.

          (b)  Treatment/Distributions. The Lender Group Secured Claims are deemed Allowed in an aggregate amount of up to $22.5 million. Each Holder of an Allowed Class 5(a) or 5(b) Claim shall receive, on the Effective Date, an applicable Litigation Trust Series B Certificate in the Allowed amount of such Holder's Class 5(a) or 5(b) Claim, which Allowed amount shall equal each Holder's Pro Rata share of up to $22.5 million. For the purpose of determining such "Pro Rata" allocation, "Pro Rata" shall mean the ratio that the amount of each member of the Lender Group's Allowed Claim as of the Petition Date bears to the total amount of the Allowed Claims of the Lender Group as of the Petition Date. However, if such Holder also holds a Litigation Trust Series C Certificate pursuant to Section 4.7 hereof, and such Holder has been satisfied in full in respect of such certificate, then such Holder shall not be entitled to receive any further Beneficiary Distributions in respect of the Litigation Trust Series B Certificate held by it. All liens and security interests held by the Lender Group on any asset of any Debtor shall be deemed released on the Effective Date.

        4.10 Class 6A and Class 6B—CIC/CRUS Litigation Claims Against Debtors.

          (a)  Impairment And Voting. Claims in Class 6 are impaired by the Plan. The Holders of the Allowed Class 6A Claim shall be CIC and Centre Re and they shall receive a Litigation Trust Series B-3A Certificate in the amount of $15 million in partial satisfaction of the CIC/CRUS Litigation Claim. The Class 6A Claim shall be deemed Allowed in the amount of $15 million for purposes of payment of the Litigation Trust Series B-3A Certificate. The Holder of the Allowed Class 6B Claim shall be CIC and it shall receive a Litigation Trust Series B-3B Certificate in an amount equal to the CIC Trust Funds, calculated as of the date on which the Debtors or the Litigation Trust first utilize any of these funds. The Class 6B Claim shall be deemed Allowed in the amount of the CIC Trust Funds for purposes of payment of the Litigation Trust Series B-3B Certificate. Additionally, in compromise of the CIC/CRUS Litigation Claim, Debtors, Centre Re, and CIC agree as of the Effective Date as follows:

            (i)    The Debtors and the Litigation Trust may utilize the CIC Trust Funds to pay expenses incurred in connection with the FHS Litigation and for no other purpose.

            (ii)  Except as otherwise provided below, the Debtors' right to use the CIC Trust Funds to fund the FHS Litigation is without prejudice to the rights of the Debtors or CIC or Centre Re with respect to the CIC Trust Funds. In the event that sufficient Gross Litigation Proceeds are recovered to pay the Litigation Series B-3B Certificate, then the Debtors will pay the Litigation Series B-3B Certificate from Gross Litigation Proceeds. The Debtors retain the right to assert that the CIC Trust Funds were not CIC's or Centre Re's trust funds, and CIC and Centre Re reserve the right to assert that the CIC Trust Funds were their trust funds. In the event that it is determined that the CIC Trust Funds were CIC's or Centre Re's trust funds, CIC or Centre Re will be allowed to setoff against claims the Debtors may have against them in the amount of any CIC Trust Funds not paid to CIC under the Litigation Trust Series B-3B Certificate.

            (iii)  Gross Litigation Proceeds of up to $15 million paid on account of the Litigation Trust Series B-3A Certificate will be applied as a credit against the CIC/CRUS Litigation Claim; provided, however, that, if the CIC/Centre Re Litigation Claim is challenged and is disallowed by Final Order, then such payment shall be applied as a credit against the General Unsecured Claims of CIC or Centre Re.

            (iv)  In no event will the Trustee, the Reorganized Debtors, or the SNTL Acquiror be authorized or permitted to recapture or assert a claim against or lien on any sums paid or payable to CIC or Center Re under the Litigation Trust Series B-3 Certificates, nor shall the Trustee, the Reorganized Debtors, the SNTL Acquiror or the Disbursing Agent withhold payment of, or assert any set off rights against these sums on account of the Debtors' claims against CIC or Centre Re or the CIC Trust Fund, nor shall such sums be subject to withholding or placed in a Reserve as a Disputed Claim. The Trustee shall be required to distribute Cash to the Disbursing Agent for payment to the Holder of the Litigation Trust Series B-3 Certificates immediately upon receipt of Gross Litigation Proceeds, shall not deduct Cash therefrom to satisfy expenses of the Litigation Trust or the Disbursing Agent, shall not utilize such Cash to establish any Reserves, and shall have no discretion but to distribute such Cash to the Holders of the Litigation Trust Series B-3 Certificates upon receipt.

            (v)  Once the Litigation Trust Series B-3 Certificates have been paid in full, CIC and Centre Re waive any ownership or lien interest either may have in the FHS Litigation or the proceeds thereof in excess of the payments made on account of the Litigation Trust Series B-3 Certificates. Notwithstanding anything herein to the contrary, CIC and Centre Re retain their respective rights to recover the remainder of the CIC/CRUS Litigation Claim (and the Debtors and the Litigation Trust retain their rights to object to such Claim) as a General Unsecured Claim to the extent the Allowed CIC/CRUS Litigation Claim exceeds the portion of the Gross Litigation Proceeds which they receive as Holders of the Litigation Trust Series B-3A Certificate, exclusive of any payment made to CIC or Centre Re on account of the Litigation Trust Series B-3B Certificate.

            (vi)  Once the Litigation Trust Series B-3 Certificates have been paid in full, CIC and Centre Re release and waive any claim to direct or control the FHS Litigation; provided, however, that the Debtors shall keep CIC and Centre Re informed of the status of the FHS Litigation and the Debtors' strategy and tactics therein and provide such information as is reasonably requested by them. Anything herein to the contrary notwithstanding, subject to further order of the Bankruptcy Court (which the Litigation Trust reserves the right to oppose), CIC and Centre Re reserve their respective rights (if any) to assert control of the FHS Litigation if the Debtor fails to prosecute the FHS Litigation.

            (vii) Except as specifically provided herein, Cash payments made to CIC and Centre Re on account of the Litigation Trust Series B-3 Certificates will have no effect upon CIC and Centre Re's respective General Unsecured Claims.

        4.11 Class 7—CDI Unsecured Claim.

          (a)  Impairment And Voting. Claims in Class 7 are impaired by the Plan. The Holder of the Class 7 Claim is entitled to vote to accept or reject the Plan.

          (b)  Treatment/Distribution. On or prior to the Effective Date, the Holder of the Class 7 Claim will enter into the Tax Sharing Agreement with Debtors and, pursuant thereto, shall receive the Litigation Trust Series A Certificate in full satisfaction of the CDI Unsecured Claim.

        4.12 Class 8—Equity Interests in SNTL

          (a)  Impairment And Voting. Interests in Class 8 are impaired by the Plan. Each Holder of the Class 8 Equity Interest is entitled to vote to accept or reject the Plan.

          (b)  Treatment/Distribution. On the Effective Date, all Equity Interests in SNTL shall be cancelled and each Holder of an Allowed Class 8 Equity Interest shall receive a beneficial interest in the Litigation Trust Series E Interests in proportion to such Holders' Class 8 Equity Interest.

        4.13 Class 9—Equity Interest in SNTLHC

          (a)  Impairment And Voting. Interests in Class 9 are unimpaired by the Plan. The Holder of the Class 9 Equity Interest has no right to vote to accept or reject the Plan.

          (b)  Treatment/Distributions. On the Effective Date, the Holder of the Equity Interest in SNTLHC shall retain its Equity Interest.

        4.14 Class 10—Equity Interest in SNIS

          (a)  Impairment And Voting. Interests in Class 10 are unimpaired by the Plan. The Holder of the Class 10 Equity Interest has no right to vote to accept or reject the Plan.

          (b)  Treatment/Distributions. On the Effective Date, the Holder of the Equity Interest in SNIS shall retain its Equity Interest.

        4.15 Class 11—Equity Interest in SNIA

          (a)  Impairment And Voting. Interests in Class 11 are unimpaired by the Plan. The Holder of the Class 11 Equity Interest has no right to vote to accept or reject the Plan.

          (b)  Treatment/Distributions. On the Effective Date, the Holder of the Equity Interest in SNIA shall retain its Equity Interest.

        4.16 Class 12—Equity Interest in InfoNet

          (a)  Impairment And Voting. Interests in Class 12 are unimpaired by the Plan. The Holder of the Class 12 Equity Interest has no right to vote to accept or reject the Plan.

          (b)  Treatment/Distributions. On the Effective Date, the Holder of the Equity Interest in InfoNet shall retain its Equity Interest.

        4.17 Class 13—Equity Interest in Pacific

          (a)  Impairment And Voting. Interests in Class 13 are unimpaired by the Plan. The Holder of the Class 13 Equity Interest has no right to vote to accept or reject the Plan.

          (b)  Treatment/Distributions. On the Effective Date, the Holder of the Equity Interest in Pacific shall retain its Equity Interest.

V.
PROVISIONS REGARDING VOTING AND DISTRIBUTIONS UNDER THE PLAN AND TREATMENT OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS AND ADMINISTRATIVE CLAIMS

        5.1  Voting Of Claims. Each holder of an Allowed Claim in an impaired Class of Claims, other than holders of Claims deemed to have rejected the Plan, and each holder of a Class 8 Equity Interest shall be entitled to vote separately to accept or reject the Plan as provided in such order as may be entered by the Bankruptcy Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

        5.2  Nonconsensual Confirmation. The Debtors hereby request confirmation of the Plan, as it may be modified from time to time in accordance with its terms, under section 1129(b) of the Bankruptcy Code in the event that any impaired Class votes against the Plan and the Plan does not meet the standards of Section 1129(a)(8) of the Bankruptcy Code.

        5.3  Confirmation of All Cases. The Plan shall not be deemed to have been confirmed unless and until the Plan has been confirmed in each of the Debtors' Chapter 11 Cases.

        5.4  Provisions Concerning and Method Of Distributions Under The Plan.

          (a)  Timing of Distributions. On the Initial Distribution Date the Litigation Trust (through the Disbursing Agent (as defined below)) will distribute the Litigation Trust Certificates as set forth in Article IV of the Plan. Subsequent thereto, the Litigation Trust (through the Disbursing Agent) will, in accordance with the terms of the Plan, make distributions of Litigation Trust Certificates and/or Cash as applicable. Distributions shall be conclusively deemed to be applied by the Litigation Trust in the order that Distributable NOL Utilization Value and Litigation proceeds are received by the Litigation Trust. If a Claim or Equity Interest is not an Allowed Claim or Allowed Interest as of the applicable Distribution Date (including, the Initial Distribution Date), no Distribution shall be made in respect of such Claim or Equity Interest unless and until such Claim or Equity Interest becomes an Allowed Claim or an Allowed Equity Interest, as applicable.

          (b)  Transmittal of Distributions. Subject to Bankruptcy Rule 9010, all Distributions to Creditors or Equity Holders under the Plan, including all Beneficiary Distributions, shall be made by the Disbursing Agent to such Persons at the addresses of such Persons as listed on the Schedules as of the Record Date, unless the Debtors or the Disbursing Agent has been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim by such holder that provides an address for such holder different from the address reflected on the Schedules.

          (c)  Disbursing Agent. A disbursing agent (the "Disbursing Agent") shall be appointed by the Debtors to fulfill the obligations of the Litigation Trust under the Plan with respect to Beneficiary Distributions and Distributions of Litigation Trust Certificates to, among others, Holders of Allowed General Unsecured Claims and Allowed Equity Interests, including, without limitation, holding all reserves and accounts pursuant to the Plan, including the Reserve. The identity of the initial Disbursing Agent shall be disclosed by the Debtors prior to the Confirmation Hearing and approved by the Bankruptcy Court pursuant to the Confirmation Order. The Disbursing Agent may retain, from any funds received for Beneficiary Distribution, funds in an amount sufficient to satisfy the expenses of making any Beneficiary Distribution including the compensation payable to the Disbursing Agent. The terms of employment of the Disbursing Agent, except as otherwise set forth in the Plan, will be submitted to the Bankruptcy Court for approval at the Confirmation Hearing. In the event of the resignation of the Disbursing Agent, a replacement shall be appointed in accordance with the terms of the Litigation Trust Agreement, without need for further Bankruptcy Court approval.

          (d)  Distributions Of Cash. Any payment of Cash made pursuant to the Plan shall be made by check or wire transfer drawn on a domestic bank.

          (e)  No Distributions on Non-Business Days. If the day when any payment or Distribution required to be made under the Plan is not a Business Day, such payment or Distribution shall be made on the next succeeding Business Day.

          (f)    Minimum Distributions; Fractional Dollars. No payment of Cash less than one hundred dollars ($100) shall be made by the Disbursing Agent to any Holder of a Claim or Equity Interest unless a request therefore is made in writing to the Disbursing Agent. Notwithstanding any other provisions of the Plan, payments of fractional dollars shall not be made. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down.

          (g)  Unclaimed Distributions. Any Unclaimed Property shall revest in the Litigation Trust and be distributed to the Holders of the Litigation Trust Certificates as though such property were Litigation Recoveries, any Litigation Trust Certificates shall be deemed canceled, and any entitlement of such holders of Allowed Unsecured Claims or Equity Interests to such property shall be extinguished and forever barred. Nothing contained in the Plan shall require the

  Reorganized Debtors, the Litigation Trust or the Disbursing Agent to attempt to locate any Holder of an Allowed Claim or Allowed Interest other than by reviewing the records of the Reorganized Debtors.

          (h)  Distributions To Holders As Of The Record Date. As at the close of business on the Record Date, all transfer ledgers, transfer books, registers and any other records maintained with respect to Claims or Equity Interests shall be closed, and there shall be no further changes in the record holders of any Claims or Equity Interests. The Debtors, the Reorganized Debtors, the Litigation Trust and the Disbursing Agent shall have no obligation to recognize any transfer of any Claims or Equity Interests occurring after the Record Date. The Debtors, the Reorganized Debtors, the Litigation Trust and the Disbursing Agent shall instead be entitled to recognize and deal for all purposes under the Plan (except as to voting to accept or reject the Plan pursuant to Section 5.1 of the Plan) with only those record holders stated on such transfer ledgers, transfer books, registers and other records as of the close of business on the Record Date.

          (i)    Disputed Distributions. If any dispute arises as to the identity of a Holder of an Allowed Claim or an Allowed Equity Interest who is to receive any Distribution, the Disbursing Agent shall, in lieu of making such Distribution to such entity, either make such Distribution into an escrow account or delay such Distribution until the disposition of such dispute shall be determined by Final Order of the Bankruptcy Court or by written agreement among the interested parties to such dispute.

          (j)    Calculation of Distributions Under the EON. Not more than fifteen (15) nor less than ten (10) days prior to any anticipated payment of Distributable NOL Utilization Value to the Litigation Trust under the EON, the Trustee shall notify Reorganized SNTL in writing of the amount and sources of the expense holdback the Trustee will make upon receipt of such payment, taking into account the Litigation Trust's cash reserves, previous expenditures and payments on the Priority Tax Claims and projected expenditures and payments on the Priority Tax Claims, all as of such date, which expense holdback shall be capped, in the aggregate, at $5 million (the "Expense Holdback"). Upon receipt from the Trustee of the amount of the Expense Holdback, Reorganized SNTL shall (i) pay an amount of NOL Utilization Value equal to the Expense Holdback to the Litigation Trust at the applicable Distribution Date in which it is required to make its anticipated payment of Distributable NOL Utilization Value to the Litigation Trust and (ii) in determining the amount of Distributable NOL Utilization Value to be paid at such applicable Distribution Date, calculate the First Level Net NOL Utilization Value or the Net NOL Utilization Value (as applicable) based on the amount to be paid in clause (i) above. Notwithstanding the foregoing, with respect to any EON Payments to the Litigation Trust under the EON on account of Litigation Trust Series B or Series C Certificates, the Trustee shall not less than twenty (20) days prior to the anticipated payment date under the EON, provide Reorganized SNTL with (i) a statement specifying the amount of Allowed and Disputed Claims holding Litigation Trust Series B and Series C Certificates as of such date, (ii) a statement specifying the amount of Beneficiary Distributions previously made to the holders of Litigation Trust Series B and Series C Certificates and (iii) the information used by the Trustee to make such calculations (collectively, the "Claim Information") so as to permit Reorganized SNTL to make the calculations set forth in Section 4.1 and in this Section 5.4(j); provided that the Trustee shall promptly provide Reorganized SNTL with any updates regarding the Claim Information prior to the anticipated payment date under the EON.

        5.5  Objections to and Resolution of Claims, Administrative Claims and Equity Interests. Except as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, the Trustee, the Creditors' Committee and the Oversight Committee shall have the exclusive right to make and file objections to Administrative Claims and other Claims, subsequent to the Confirmation Date. All objections shall be litigated to Final Order; provided, however, that each of the Trustee and the Oversight Committee shall have the authority to compromise, settle, otherwise resolve or withdraw any objections, with the consent of the other party, and without any requirement of approval by the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Trustee or the Oversight Committee shall file all objections to Claims (including Administrative Claims) that are the subject of proofs of claim or requests for payment filed with the Bankruptcy Court (other than applications for allowances of compensation and reimbursement of expenses) and serve such objections upon the holder of the Administrative Claim or Claim as to which the objection is made as soon as is practicable, but, with respect to Administrative Claims, in no event later than sixty (60) days after the Effective Date and, with respect to Claims other than Administrative Claims, in no event later than one hundred and twenty (120) days after the Effective Date, or, in either case, such later date as may be approved by the Bankruptcy Court upon request made before or after expiration of such applicable objection period. The Litigation Trust will establish with the Disbursing Agent a reserve for Disputed Priority Tax Claims, Other Priority Claims and projected or actual Administrative Claims which have not been Allowed by the Bankruptcy Court. The Beneficiary Distributions due in respect of Priority Tax Claims, Other Priority Claims, Administrative Claims and Disputed Claims based on the calculations required by this Plan will be placed by the Disbursing Agent into the Reserve for Disputed Claims for the benefit of the Holders of such Disputed Claims.

        5.6  Beneficiary Distributions Withheld For Disputed Unsecured Claims.

          (a)  No Distribution Pending Allowance. Notwithstanding any other provision of the Plan, no payments or Distributions shall be made with respect to all or any portion of a Disputed Unsecured Claim unless and until some portion thereof has become an Allowed Unsecured Claim.

          (b)  Establishment And Maintenance Of Reserve. On each applicable Distribution Date, the Disbursing Agent shall deposit into a segregated bank account or accounts in the name of the Litigation Trust and designated as held in trust for the benefit of holders of Disputed Unsecured Claims (the "Reserve for Disputed Claims") an amount of Cash equal to the Pro Rata share of such Distribution of Cash to which the holders of Disputed Unsecured Claims as of such Distribution Date would be entitled under the Plan if such Disputed Unsecured Claims were Allowed Unsecured Claims in their Disputed Unsecured Claim Amounts as if the Holders of such Disputed Unsecured Claims had received Litigation Trust Certificates in respect of such Claims on the Initial Distribution Date. Such amount shall be determined by reference to the aggregate Face Amount of all Disputed Unsecured Claims as of such date that have Face Amounts, plus an amount to be determined by the Bankruptcy Court to be reserved for any given Disputed Unsecured Claims as of such date that do not have Face Amounts; provided that the Disbursing Agent may use any estimated reserve amounts previously determined by the Bankruptcy Court pursuant to Section 5.6(b) hereof or otherwise. The Litigation Trust shall maintain a register of all Disputed Unsecured Claims and the amounts upon which to base reserves for such Disputed Unsecured Claims pursuant to the preceding sentence. The Disbursing Agent shall invest all Cash in a manner consistent with investment guidelines applicable to a chapter 11 debtor in possession. The Litigation Trust shall pay, or cause to be paid, out of the funds held in the Reserve for Disputed Claims, any tax imposed on the Reserve for Disputed Claims by any governmental unit with respect to income generated by the property held in the Reserve for Disputed Claims. The yield earned on such invested Cash (net of applicable taxes) shall be distributed to Holders of Claims in the same manner as principal.

          (c)  Distributions Upon Allowance Of Disputed Unsecured Claims. The Holder of a Disputed Unsecured Claim that becomes an Allowed Claim subsequent to the Initial Distribution Date shall, on the next Distribution Date, receive Distributions of (i) the applicable Litigation Trust Certificate and (ii) the amount of Cash, if any, previously reserved on account of such Claim in the Reserve for Disputed Claims. Such Distributions shall be made in accordance with the Plan based upon the Distributions that would have been made to such holder under the Plan if the Disputed Unsecured

  Claim had been an Allowed Claim on or prior to the Effective Date, without any post-Effective Date interest thereon (without regard to interest earned on property held in the Reserve for Disputed Claims pursuant to Section 5.6 hereof), except to the extent the Holder of any such Claim may subsequently become entitled to receive post-Effective Date interest on such Holder's Claim pursuant to Section 5.7 hereof.

          (d)  Excess Reserves. Upon any Disputed Unsecured Claim becoming a Disallowed Claim, in whole or in part, the Cash, if any, reserved for the payment of or distribution on the Disallowed portion of such Disputed Unsecured Claim, including any interest attributable thereto, shall revest in the Litigation Trust and be distributed to the Holders of the Litigation Trust Certificates as though such amounts were Litigation Recoveries.

        5.7  Post-Effective Date Interest. The Holder of the Class 7 Claim shall be entitled to receive payment of interest (at the rate of 6% per annum without compounding) on the amount that remains to be paid in respect of its Litigation Trust Series A Certificate from the Effective Date until it has been satisfied in full before any Beneficiary EON Distributions are made to the Holders of Litigation Trust Series B-1 Certificates. All Holders of Allowed Class 3 and Class 4 Claims shall be entitled to receive payment of interest (at the rate of 6% per annum without compounding) on the Allowed amount of their Claims from the Effective Date, to the extent such Claims remain outstanding, through the date such Claims have been satisfied in full before any payments are made to Cap Z on account of its Litigation Trust Series D Certificate or to any Holders of Equity Interests; provided, however, that the amount outstanding on the Claim represented by the Litigation Trust Series C-2 Certificate shall be determined in accordance with Section 4.2(f) hereof.

        5.8  Surrender of Existing Securities and Agreements. Each holder of a promissory note, bond, or other instrument evidencing a Claim shall surrender such promissory note, bond, or instrument to the Litigation Trust, unless this requirement is waived by the Litigation Trust. No distribution of property hereunder shall be made to or on behalf of any such holders unless and until such promissory note, bond, or instrument is received by the Litigation Trust or the unavailability of such promissory note, bond, or instrument is established to the reasonable satisfaction of the Litigation Trust or such requirement is waived by the Litigation Trust. The Litigation Trust may require any holder which is unable to surrender or cause to be surrendered any such promissory notes, bonds, or instruments to deliver an affidavit of loss and indemnity and/or furnish a bond in form and substance (including, without limitation, with respect to amount) reasonably satisfactory to the Litigation Trust. Any Holder that fails within the later of one year after the Confirmation Date and the date of Allowance of its Claim (i) if possible, to surrender or cause to be surrendered such promissory note, bond, or instrument, (ii) if requested, to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Litigation Trust, and (iii) if requested, to furnish a bond reasonably satisfactory to the Litigation Trust, shall be deemed to have forfeited all rights, claims, and causes of action against the Debtors, the Reorganized Debtors and the Litigation Trust and shall not participate in any Distribution hereunder.

VI.
EXECUTORY CONTRACTS AND UNEXPIRED LEASES

        6.1  Assumption Or Rejection Of Executory Contracts And Unexpired Leases.

          (a)  Executory Contracts And Unexpired Leases. Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, executory contracts or unexpired leases that exist between the Debtors and any person shall be deemed rejected by each of the Debtors as of the Effective Date, except for any executory contract or unexpired lease (i) which has been assumed pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Hearing, (ii) as to which a motion for approval of the assumption of such executory contract or unexpired lease has been filed and served prior to the Confirmation Hearing, or (iii) which is set forth in Exhibit "A" to the Appendix; provided, however, that the Debtors reserve the right, on or prior to the Confirmation Hearing, to amend Exhibit "A" to the Appendix, to delete any executory contract or unexpired lease therefrom or to add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall, subject to approval of the Bankruptcy Court as provided in the Plan, be deemed to be, respectively, assumed or rejected. The Debtors shall provide notice of any amendments to Exhibit "A" to the Appendix to the parties to the executory contracts and unexpired leases affected thereby. The listing of a document on Exhibit "A" to the Appendix shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors or Reorganized Debtors have any liability thereunder.

          (b)  Approval Of Assumption Or Rejection Of Executory Contracts And Unexpired Leases. Entry of the Confirmation Order shall constitute (i) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to Section 6.1(a) hereof, (ii) the extension of time, pursuant to section 365(d)(4) of the Bankruptcy Code, within which the Debtors may assume or reject the unexpired leases specified in Section 6.1(a) hereof through the date of entry of an order approving the assumption or rejection of such unexpired leases, and (iii) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to Sections 6.1(a) hereof.

          (c)  Cure Of Defaults. Except as may otherwise be agreed to by the parties, within 60 days after the Effective Date, Reorganized SNTL or the Litigation Trust, as the case may be, shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within 30 days of the entry of a Final Order determining the amount, if any, of the Debtors' or Reorganized Debtors' liability with respect thereto, or as may otherwise be agreed to by the parties.

          (d)  Bar Date For Filing Proofs Of Claim Relating To Executory Contracts And Unexpired Leases Rejected Pursuant To The Plan. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Exhibit "A" to the Appendix must be filed with the Bankruptcy Court and/or served upon the Disbursing Agent and the Litigation Trust or as otherwise may be provided in the Confirmation Order, by no later than thirty (30) days after the later of (i) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (ii) notice of entry of the Confirmation Order, and (iii) notice of an amendment to Exhibit "A" to the Appendix. Any Claims not filed within such time will be forever barred from assertion against the Debtors, their estates, the Reorganized Debtors, and their respective property. Unless otherwise ordered by the Bankruptcy Court, all Claims arising from the rejection of executory contracts and unexpired leases shall be treated as General Unsecured Claims under the Plan.

        6.2  Releases. Effective upon the Confirmation Order becoming a Final Order, the Debtors hereby release and are permanently enjoined from any prosecution or attempted prosecution of any and all causes of action which it has, may have, or claims to have against any present or former director, officer, or employee of the Debtors; provided, however, that the foregoing shall not operate as a waiver of or release from any causes of action arising out of (a) any express contractual obligation owing by any such director, officer, or employee to the Debtors or (b) the willful misconduct or gross negligence of such director, officer, or employee in connection with, related to, or arising out of the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan, or the property to be distributed under the Plan.

VII.
PROVISIONS REGARDING CORPORATE GOVERNANCE
AND MANAGEMENT OF REORGANIZED SUPERIOR

        7.1  General. On the Effective Date, the management, control, and operation of Reorganized Debtors shall become the general responsibility of the SNTL Acquiror, who shall, thereafter, have the responsibility for the management, control, and operation of the Reorganized Debtors.

        7.2  Management Of Reorganized Debtors.

          (a)  Reorganized SNTL. The initial management of Reorganized SNTL shall be disclosed not later than 10 days prior to the date of the Confirmation Hearing.

          (b)  Reorganized SNTLHC. The initial management of Reorganized SNTLHC shall be disclosed not later than 10 days prior to the date of the Confirmation Hearing.

          (c)  Reorganized SNIS. The initial management of Reorganized SNIS shall be disclosed not later than 10 days prior to the date of the Confirmation Hearing.

          (d)  Reorganized SNIA. The initial management of Reorganized SNIA shall be disclosed not later than 10 days prior to the date of the Confirmation Hearing.

          (e)  Reorganized InfoNet. The initial management of Reorganized InfoNet shall be disclosed not later than 10 days prior to the date of the Confirmation Hearing.

          (f)    Reorganized Pacific. The initial management of Reorganized Pacific shall be disclosed not later than 10 days prior to the date of the Confirmation Hearing.

        7.3  Amended Bylaws And Amended Certificate Of Incorporation. The Amended Bylaws and Amended Certificate of Incorporation of each of the Debtors shall be amended and restated as of the Effective Date to the extent necessary (a) to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such certificates of incorporation and bylaws as permitted by applicable law and (b) to effectuate the provisions of the Plan, in each case without any further action by the stockholders or directors of the each of the Debtors, the Debtors-in-Possession, or Reorganized Debtors.

VIII.
RIGHTS TO FILE LITIGATION/LITIGATION TRUST/ASSIGNMENT OF LITIGATION

        8.1  Litigation Trust.

          (a)  General Provisions.

            (i)    The Effective Date of the Plan shall also be the Effective Date of the Litigation Trust established pursuant to this Plan and the Litigation Trust Agreement.

            (ii)  The Litigation Trust shall serve the following purposes: (1) to control, prosecute, settle and/or pursue the litigation of all claims, rights, and causes of action of the Transferred Assets; (2) to cause the proceeds of such claims, rights, and causes of action to be deposited into the Litigation Trust; (3) to oversee and, where appropriate, initiate actions to resolve any remaining issues regarding the allowance and payment of Claims, including, as necessary initiation and/or participation in proceedings before the Bankruptcy Court; (4) to take such actions necessary or useful to maximize the value of the Litigation Trust including, without limitation, the borrowing of funds and the retention of employees; and (5) to liquidate and dispose of Transferred Assets. The Litigation Trust shall conduct its operations in an efficient and effective manner, with the object of minimizing its expenses and maximizing recoveries for its creditors.

            (iii)  The Litigation Trust shall not be required to pay any fees to the United States Trustee based on any transfers of assets to or from the Litigation Trust.

          (b)  Trustee

            (i)    The Trustee shall manage the Litigation Trust subject to the advice of the Oversight Committee, as more specifically set forth in section (d), below.

            (ii)  Any Trustee appointed to replace a previously appointed Trustee need only be approved by the Oversight Committee.

            (iii)  The Trustee shall receive, solely from the Litigation Trust, as compensation for his services to the Litigation Trust, not more than $250,000 annually, payable in advance in equal monthly installments, until the settlement or completion of the trial of the FHS Litigation and, thereafter, $125 per hour, payable monthly in arrears, not to exceed annual calendar year remuneration of $250,000, plus, during both compensation periods, reimbursement of all reasonable expenses as provided for and set forth in the Litigation Trust Agreement; reimbursement of expenses shall be approved for reasonableness by the Oversight Committee.

          (c)  Oversight Committee.

            (i)    The Oversight Committee shall consist of three members one of whom shall be selected by CIC and Centre Re, one of whom shall be appointed by the Lender Group, and one of whom shall be selected by the Creditors' Committee. The members of the Oversight Committee appointed to serve as of the Effective Date shall be approved by the Bankruptcy Court in the Confirmation Order. Each Oversight Committee member shall serve for the duration of the Litigation Trust subject to the earlier of death, resignation, incapacity or removal as provided in the Litigation Trust Agreement. Any vacancy on the Oversight Committee shall be filled as provided in the Litigation Trust Agreement. Decisions of the Oversight Committee shall be made by majority vote.

            (ii)  The Oversight Committee shall serve without any compensation, except that the Litigation Trust shall pay the members of the Oversight Committee their reasonable expenses, including travel and lodging expenses, incurred in connection with the performance of their duties as members of the Oversight Committee. The Litigation Trust shall procure (to the extent economically practical) liability insurance on behalf of the Trustee and the Oversight Committee members to their satisfaction. The Oversight Committee members shall only be liable for gross negligence, fraud, or intentional wrongdoing.

          (d)  The Operation of the Litigation Trust.

            (i)    The Trustee shall manage the Litigation Trust in the Trustee's sole discretion; provided, however, that the Trustee must obtain the express prior written consent of at least fifty percent (50%) of the non-interested members of the Oversight Committee prior to taking any action with respect to (a) retention of counsel other than Pachulski, Stang, Ziehl, Young & Jones P.C. (who shall serve as general counsel to the Litigation Trust) and those employed by the Debtors (or J. Chris Seaman as to matters and to the extent authorized by existing orders of the Court), and only with respect to matters for which such counsel were employed, as of the Effective Date; (b) settlement of any litigation or Disputed Claims, or determinations to prosecute any litigation or Disputed Claims in lieu of settlement; (c) initiation of litigation not pending at the Effective Date; (d) deposit of trust funds into a Reserve for Disputed Funds or an expense reserve; (e) payment of the Trustee's expenses; (f) except for payments set forth under section (ii) below, payment of Litigation Trust expenses in excess of $10,000.00; and (g) borrowing funds or retaining employees other than in accordance with the Trustee's Budget (as defined below). The Trustee is not authorized to, and shall not seek approval of the Bankruptcy Court with respect to any action requiring approval of at least fifty percent (50%) of the non-interested members of the Oversight Committee as to which approval of the Oversight Committee has not first been obtained.

            (ii)  The Trustee shall present to the Oversight Committee quarterly budgets at least thirty days in advance of the beginning of each quarter during which the Litigation Trust shall operate ("Trustee's Budget"). Trustee's Budget shall include the salaries, expenses, and other overhead of each of the persons set forth as "Litigation Trust Employees" in the Litigation Trust Agreement, and detail listing of estimated legal and other professional fees, and the sum of all other expenses. If a majority of the Oversight Committee within twenty days of receipt of Trustee's Budget requests clarification or states an objection thereto, the Trustee shall provide a reasonable quantity of supplementary information to the Oversight Committee in support of the Trustee's Budget. The Oversight Committee shall not unreasonably or arbitrarily withhold approval of the Trustee's Budget. The Trustee's Budget shall be deemed approved by the Oversight Committee if a majority of the Oversight Committee has not disapproved the budget by the commencement of the quarter to which the budget pertains; provided, however, that the Oversight Committee may approve the budget in whole or in part, or amend or modify the budget, by majority vote of the Oversight Committee prior to commencement of the quarter, in which event the budget as so modified shall become the budget for the quarter to which the budget pertains.

            (iii)  Within twenty (20) days following the end of each calendar quarter, the Trustee shall provide each member of the Oversight Committee with a reconciliation of actual expenses to the expenses set forth in the Trustee's Budget for the previous quarter and, from time to time, such other financial information the Oversight Committee may reasonably request.

            (iv)  The Trustee shall have no duty or responsibility, either initially or on a continuing basis, to provide any Person with any credit or other information with respect to the Reorganized Debtors.

            (v)  Subject to paragraphs (vi) and (vii) below, monies received by the Litigation Trust shall be reserved in the Litigation Trust or distributed to the Disbursing Agent at the discretion of the Trustee.

            (vi)  Except as set forth with respect to paragraph (vii) below and subject to Section 4.2(l) hereof, the Trustee shall be obligated to release to the Disbursing Agent for Distribution to the Holders of Litigation Trust Certificates any Cash held by the Litigation Trust (after the satisfaction of expenses and the creation of appropriate expense reserves) only when the amount of Cash held by the Litigation Trust at any one time (after the satisfaction of expenses and the creation of appropriate expense reserves) is equal to or greater than the minimum cash distribution amounts set forth below with respect to the corresponding series of Litigation Trust Certificates:

Series of Litigation Trust Certificate	Minimum Cash Distribution Amount
Series A	$100,000
Series B	$500,000
Series C	$1,000,000
Series D	$500,000

            (vii) Immediately upon receipt of Gross Litigation Proceeds, the Litigation Trust shall, immediately upon, but in no event more than ten days after receipt, pay from the Gross Litigation Proceeds to the Disbursing Agent for immediate payment to CIC and Centre Re any Gross Litigation Proceeds to which CIC or Centre Re are entitled under the Plan.

            (viii)With respect to any acts or approvals which are not required of the Litigation Trust or the Trustee under this Plan, the Litigation Trust or the Trustee may at all times act in accordance with the instructions of fifty percent of the non-interested members of the Oversight Committee. With approval of the majority of the Oversight Committee, the Trustee shall be absolutely entitled to refrain from taking any discretionary action or to withhold any discretionary approval and shall not be under any liability whatsoever to any Person for refraining from any discretionary action or withholding any discretionary approval. The Trustee shall also be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by the Oversight Committee for that purpose. The Trustee shall be personally liable only for gross negligence, fraud, or intentional wrongdoing.

          (e)  Distributions to Litigation Trust And Possible Sources of Recovery By The Litigation Trust. The following Distributions shall be made by the Reorganized Debtors to the Litigation Trust on the Effective Date:

            (i)    The Litigation Trust Funding Requirements;

            (ii)  The Litigation including, without limitation, the FHS Litigation;

            (iii)  Debtors' Mexican real estate;

            (iv)  Debtors' computers;

            (v)  The non-exclusive right to object to Claims;

            (vi)  The ownership interests in Superior (Bermuda) Ltd., Superior National Capital Trust I, Superior National Capital Holding Corporation and Superior National Capital, L.P.; and

            (vii) The EON (collectively, the "Transferred Assets").

          (f)    United States Federal Income Tax Treatment of the Holders of Litigation Trust Certificates. For all United States federal income tax purposes, the Distributions by the Reorganized Debtors described in Section 8.1(e) will be treated by the Reorganized Debtors as a transfer or issuance of the Transferred Assets by the Reorganized Debtors to those Creditors and Holders of Equity Interests in SNTL receiving Litigation Trust Certificates, followed by a transfer of the Transferred Assets by such Creditors and Holders to the Litigation Trust. Such Creditors and Holders (the "Trust Beneficiaries") will be treated as the grantors and deemed owners of the Litigation Trust for United States federal income tax purposes. The Trustee and the Trust Beneficiaries are required to consistently value the assets that are considered to have been transferred to the Litigation Trust for United States federal income tax purposes and use such valuations for all such purposes. The Litigation Trust Agreement will provide for consistent valuations of such assets by the Trustee and the Trust Beneficiaries, and will provide that the Trustee will determine the fair market value of such assets and send such determination to each Trust Beneficiary and to the Reorganized Debtors.

IX.
IMPLEMENTATION AND EFFECT OF CONFIRMATION OF PLAN

        9.1  Issuance of Stock in Reorganized SNTL to the SNTL Acquiror. Reorganized SNTL shall issue one share of Series A common stock, representing all of the stock of Reorganized SNTL, to the SNTL Acquiror on the Effective Date.

        9.2  Conversion of Reorganized SNTL to Limited Liability Company. Immediately after the New SNTL Common Stock and the EON are issued by Reorganized SNTL, and pursuant to the Plan, the SNTL Acquiror will cause Reorganized SNTL to adopt a plan to convert into a limited liability company, with the SNTL Acquiror as its sole member; SNTL shall then convert into a limited liability company, and JPMC shall assume SNTL's obligations with respect to the EON pursuant to the JPMC Assumption Agreement.

        9.3  Sources Of Payment. Allowed Administrative Claims, Other Priority Claims, Convenience Claims, and the Allowed amount of the professional fees shall be paid by the Debtors from their Cash on hand. All such payments shall be made on the Effective Date, or as otherwise provided in the terms of the Plan.

        9.4  Tax Sharing Agreement. In order to resolve certain disputes between the Debtors and the CDI, such parties intend to enter into the Tax Sharing Agreement. In connection therewith, the CDI will receive a Litigation Trust Series A Certificate in the amount of $3.3 million; provided, however, that such amount shall, to the extent applicable, be reduced in accordance with the Tax Sharing Agreement.

        9.5  Revesting Of Assets.

          (a)  The property of the Estates shall revest in the Reorganized Debtors on the Effective Date, except for the Transferred Assets.

          (b)  From and after the Effective Date, each of the Reorganized Debtors may operate its business, and may use, acquire, and dispose of property free of any restrictions imposed under the Bankruptcy Code. Other than their obligations under Section 9.13 hereof, the only obligation of the Reorganized Debtors under the Plan will be to pay the amounts required to be paid under the EON.

          (c)  As of the Effective Date, all property of the Debtors and Reorganized Debtors shall be free and clear of all liens, claims, and interests of holders of Claims and Equity Interests, except as provided in the Plan.

        9.6  Discharge Of Debtors. The rights afforded herein and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against each of the Debtors and the Debtors-in-Possession, or any of their assets or properties, arising on or prior to the Effective Date. Except as otherwise provided herein, (a) on the Effective Date, all such Claims against and Equity Interests in the Debtors shall be satisfied, discharged, and released in full and (b) all persons shall be precluded from asserting against the Reorganized Debtors, their successors, or their assets or properties any other or further Claims or

Equity Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date.

        9.7  Injunction. Except as otherwise expressly provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court, all entities who have held, hold, or may hold Claims against or Equity Interests in each of the Debtors which arose before or were held as of the Effective Date, are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind against each of the Debtors with respect to any such Claim or Equity Interest, (b) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against the Debtors on account of any such Claim or Equity Interest, (c) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest and (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest. Such injunction shall extend to successors of the Debtors (including, without limitation, the Reorganized Debtors) and their respective properties and interests in property.

        9.8  Good Faith. Confirmation of the Plan shall constitute a finding that: (i) this Plan has been proposed in good faith and in compliance with applicable provisions of the Bankruptcy Code; and (ii) the solicitation of acceptances or rejections of this Plan by all Persons and the offer, issuance, sale, or purchase, of a security offered or sold under the Plan has been in good faith and in compliance with applicable provisions of the Bankruptcy Code. Accordingly, on the Effective Date each of the Debtors and their officers and directors, the SNTL Acquiror and its officers and directors, JPMC and its officers and directors, the members of the Creditors' Committee, and each of their respective affiliates, advisors and attorneys, effective as of the Effective Date, will be deemed exculpated by Holders of Claims and Equity Interests and other parties in interest to these Cases, from any and all claims, causes of action and other assertions of liability (including, without limitation, breach of fiduciary duty), arising out of or related to the Debtors, these Cases or the exercise by such entities of their functions and duties as members of or advisors to or attorneys for any such individuals, the Debtors, the SNTL Acquiror, JPMC or the Creditors' Committee or otherwise under applicable law, in connection with or related to these Cases and the formulation, negotiation, preparation, dissemination, Confirmation and consummation of this Plan and any agreement, instrument or other document issued hereunder or related hereto. This provision will have no effect on liability for any act or omission of the Debtors and their officers and directors, the SNTL Acquiror and its officers and directors, JPMC and its officers and directors, the members of the Creditors' Committee, and each of their respective affiliates, advisors and attorneys to the extent that such act or omission is ultra vires or constitutes gross negligence or willful misconduct.

        9.9  Cancellation of Existing Securities and Agreements. On the Effective Date, all promissory notes, share certificates, uncertificated interests, bonds, and other instruments evidencing any Claim against or Equity Interest in the Debtors shall be deemed canceled without further act or action under any applicable agreement, law, regulation, order, or rule, and the obligations of the Debtors under the agreements, indentures, and certificates of designations governing such Claims and Equity Interests, as the case may be, shall be discharged.

        9.10 Reservation of Rights Regarding Substantive Consolidation. The Debtors reserve the right to seek substantive consolidation of the Debtors if necessary to resolve or address any objections to Confirmation of the Plan. In the event substantive consolidation is approved by the Court, the assets and liabilities of each of the Debtors shall be consolidated and the Holders of Class 3 General Unsecured Claims against multiple Debtors shall hold a single General Unsecured Claim against the substantively consolidated Debtors.

        9.11 Issuance of EON. On the Effective Date, Reorganized SNTL will issue the EON to the Litigation Trust.

        9.12 Reporting. In connection with its operation of the Reorganized Debtors, the SNTL Acquiror will (a) on or before October 1st of each year (commencing on or before October 1, 2003), provide the Litigation Trust with a certificate setting forth (i) the total Operating Loss Amount, (ii) the gross amount of the SNTL Group's NOLs in existence and available immediately after the Effective Date, (iii) the cumulative amount of such NOLs utilized as of the preceding December 31st and the applicable Utilization Year, and (iv) a list of any extensions of the statute(s) of limitations that have been granted for any applicable Utilization Year, (b) on or before the end of each calendar quarter in which a Litigation Recovery is received by the Litigation Trust, provide the Litigation Trust with a certificate setting forth the total Operating Loss Amount as of the end of such quarter, and (c) upon the calculation of an anticipated EON Payment by the SNTL Acquiror, in accordance with Section 5.4(j) hereof, provide the Litigation Trust with an estimation of the Turnaround Amount as of the preceding December 31st. Each such certificate shall include reasonable explanations as to the basis upon which such amounts were determined; provided, however, that in no event will any party, including, without limitation, the Litigation Trust, the Trustee, the Oversight Committee or the Disbursing Agent, have any access to (a) the tax returns, working papers upon which such tax returns are based, or the books and records, in each case, of JPMC or any of its affiliates or direct or indirect subsidiaries (including the Reorganized Debtors) or (b) KPMG or any of its working papers with respect to JPMC, or any of its affiliates or direct or indirect subsidiaries (including the Reorganized Debtors).

        9.13 Document Access. The Reorganized Debtors agree to provide the Litigation Trust with reasonable access to information, records and witnesses for the purpose of assisting it in resolving certain pending or future disputes, known or unknown, with third parties arising from the operation of the Reorganized Debtors, prior to filing of the Chapter 11 Cases, including but not limited to claims, and disputes involving the Insurance Litigation and the FHS Litigation; provided, however, that the Litigation Trust shall reimburse the Reorganized Debtors for any out of pocket expenses incurred pursuant to this provision, including, but not limited to compensation for time reasonably expended by any witnesses under this provision.

        9.14 Financing. The Debtors (prior to Confirmation) or the Trustee (following the Effective Date of the Plan) reserve the right to seek and accept financing for the purpose of administering the Litigation Trust, financing the FHS Litigation or assisting in the feasibility of the Plan, in each case subject to Bankruptcy Court approval (based on a business judgment standard); provided, however, that prior to Confirmation, such financing shall only be sought by the Debtors with the consent of the Creditors' Committee and the SNTL Acquiror. In order to attract such financing, the Debtors, or the Trustee, as the case may be, may grant to such hypothetical financier priority return rights on any recoveries by the Litigation Trust, an enhancement of the Litigation Trust Certificate position of such financier (to the extent such financier is a creditor), liens on Transferred Assets or such other enhancements as the Debtors or the Trustee (as the case may be) may deem appropriate. Any such financing obtaining prior to Confirmation shall only be made upon approval by the Bankruptcy Court.

X.
EFFECTIVENESS OF THE PLAN

        10.1 Conditions Precedent To Effectiveness. The Plan shall not become effective unless and until the following conditions shall have been satisfied by the Debtors or waived by the Debtors, the Creditors' Committee and the SNTL Acquiror pursuant to Section 10.2 hereof:

          (a)  the Bankruptcy Court shall have entered an order approving the Disclosure Statement with respect to the Plan as containing adequate information within the meaning of section 1125 of the Bankruptcy Code;

          (b)  the Confirmation Order shall have been entered, and no stay or injunction shall be in effect with respect thereto, which order shall include, among other things, (i) appropriate findings under section 1145 of the Bankruptcy Code to protect the Debtors, the SNTL Acquiror and JPMC, (ii) findings that the Reorganized Debtors shall have no liability in connection with the Insurance Litigation, (iii) findings that none of Superior National Capital Trust I, Superior National Capital Holding Corporation, Superior National Capital, L.P. were, prior to the Effective Date, involved in the insurance, managing general agent, third party administrator or other similar business of the SNTL Group and were solely financing vehicles, and (iv) an approval of the Tax Sharing Agreement;

          (c)  all actions, documents, and Plan Agreements and other agreements necessary to implement the Plan shall have been effected or executed;

          (d)  the Debtors shall have received all authorizations, consents, licenses, regulatory approvals, rulings, letters, no-action letters, opinions, or documents that are determined by the Debtors to be necessary to implement the Plan, including, without limitation, no-action letters from the Securities and Exchange Commission and letter or other rulings from the Internal Revenue Service;

          (e)  no ownership change of any member of the SNTL Group shall have occurred within the meaning of section 382(g) of the IRC subsequent to December 1998 and prior to the Effective Date.

          (f)    SNTL shall be the sole stockholder of SNTLHC.

          (g)  SNTLHC shall be the sole stockholder of the Other Subsidiaries.

          (h)  SNTLHC shall be the sole stockholder of the Liquidating Companies.

          (i)    SNTL through the Other Subsidiaries shall have continued the managing general agent operations historically carried on by the Other Subsidiaries.

          (j)    the following rulings (the "Tax Rulings") shall be sought from and final, non-appealable rulings substantially to the same effect shall be granted by the Bankruptcy Court:

            (i)    As of December 31, 2000, there are at least approximately $420 million in NOLs available to Reorganized SNTL.1

1
Notwithstanding the foregoing, Debtors reported over $1 billion in NOLs in their 2000 tax return, and a Tax Ruling shall be sought consistent with that tax return.

            (ii)  SNTL Acquiror is a "qualified creditor" within the meaning of Treasury Regulations Section 1.382-9(d)(1), and will receive 100 percent of the New SNTL Common Stock pursuant to the Plan in partial satisfaction, discharge and release of its "qualified indebtedness" within the meaning of Treasury Regulations Section 1.382-9(d)(2); accordingly, the Plan satisfies the requirements of Section 382(1)(5) of the IRC, and therefore Section 382(a) of the IRC does not apply to SNTL's "ownership change" pursuant to the Plan.

            (iii)  The acquisition of the New SNTL Common Stock by the SNTL Acquiror in exchange for a portion of the Chase Claim is a "qualified stock purchase" within the meaning of Section 338(d)(3) of the IRC.

            (iv)  A principal purpose of the Plan, including (i) Reorganized SNTL's issuance of the New SNTL Common Stock to the SNTL Acquiror, (ii) Reorganized SNTL's issuance of the EON, (iii) the establishment of the Litigation Trust, and (iv) the subsequent conversion of Reorganized SNTL into a limited liability company, is not the avoidance or evasion of federal income tax within the meaning of Section 269 of the IRC and the Treasury Regulations under the IRC.

            (v)  Taking into account the business activities of SNTL up to the time of Confirmation of the Plan, SNTL will have carried on more than an insignificant amount of an active trade or business during the Chapter 11 Cases within the meaning of Treasury Regulations Section 1.269-3(d), and therefore the principal purpose of the ownership change of SNTL pursuant to the Plan is not the avoidance or evasion of federal income tax.

          (k)  SNTL shall have a GAAP book value of not less than $5 million, and SNTL shall possess not less than $5 million of Cash, as of the date the SNTL Acquiror becomes SNTL's sole owner and the SNTL Acquiror shall be satisfied with the business plan for Reorganized SNTL.

          (l)    A subsidiary of Aon Corporation or another entity satisfactory to the SNTL Acquiror (the "MGA Partner") shall have entered into a consulting services agreement with SNTL on terms that are satisfactory to the SNTL Acquiror.

          (m)  The capitalization, budget, and business plan of Reorganized SNTL shall be satisfactory to the SNTL Acquiror.

          (n)  The SNTL Acquiror shall be satisfied that there shall be no material insurance risks borne by the SNTL Acquiror or the MGA Partner with respect to the business conducted by SNTL through the Other Subsidiaries.

          (o)  SNTL shall have either (i) reached a final agreement with the CDI on terms acceptable to the SNTL Acquiror in its sole discretion or (ii) received rulings of the Bankruptcy Court that are acceptable to the SNTL Acquiror in its sole discretion, with respect to the ownership, allocation, or use of the NOLs of the SNTL Group, and with respect to the periodic provision of sufficient information regarding the past, current and future operations of the Liquidating Companies to enable federal income tax returns to be filed which are true, correct and complete in all material respects; pursuant to such agreement or rulings (as the case may be), the CDI shall also be required to provide to SNTL, at least annually, (x) all actuarial reports prepared or commissioned by the CDI relating to the Liquidating Companies, and (y) should the SNTL Acquiror decide in its sole discretion to prepare its own actuarial reports at its own expense, all necessary information to prepare such actuarial reports.

          (p)  The SNTL Acquiror is satisfied that the Plan is feasible and reasonable in all respects.

          (q)  All legal documentation regarding the Plan, including but not limited to the acquisition of SNTL, shall be satisfactory to the SNTL Acquiror.

          (r)  The terms of the EON shall be satisfactory to the SNTL Acquiror.

          (s)  At the date the SNTL Acquiror becomes its sole owner, SNTL will be free and clear of any liabilities whatsoever, except for ordinary operating liabilities disclosed to the Bankruptcy Court.

          (t)    The SNTL Acquiror shall have received to pay the costs of expenses of the SNTL Acquiror up to $200,000, as previously authorized by order of the Bankruptcy Court.

          (u)  The Reorganized Debtors shall not have been fined and/or sanctioned by any state regulatory agencies for violations of any applicable state insurance laws or regulations as a result of actions taken or not taken prior to the Effective Date.

          (v)  The SNTL Group holds all permits, licenses, registrations, certificates and other authorizations necessary for the conduct of their businesses in all jurisdictions where one or more members of the SNTL Group do business and all such permits, licenses, registrations, certificates and other authorizations are valid and in full force and effect.

          (w)  Superior Pacific Insurance Group, Inc., InfoNet Management Systems, Inc., Pacific Insurance Brokerage, Inc., Regional Benefits Insurance Services, Inc., Western Select Service Corp., Superior (Bermuda) Limited, and any other direct or indirect subsidiary of SNTL each shall have been effectively discharged of all of their liabilities through either the filing of a bankruptcy petition for such entity or such other process as is acceptable to the SNTL Acquiror.

          (x)  An order approving the CEO Employment Contract shall have been entered.

        10.2 Waiver Of Conditions. The Debtors, with the consent of the Creditors' Committee and the SNTL Acquiror, may waive one or more of the conditions precedent set forth in Section 10.1 hereof by a writing signed by an authorized representative of the Debtors, approved as to form and substance by counsel to the Creditors' Committee and counsel to the SNTL Acquiror, which is filed with the Bankruptcy Court.

XI.
RETENTION OF JURISDICTION

        The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

          (a)  To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of Claims resulting therefrom;

          (b)  To hear and determine any objection to Administrative Claims, Claims, or Equity Interests;

          (c)  To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

          (d)  To issue such orders as may aid in the execution and consummation of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

          (e)  To consider any amendments to or modifications of the Plan, to cure any defect or omission thereof, or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

          (f)    To hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331, and 503(b) of the Bankruptcy Code;

          (g)  To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan including, without limitation, any disputes arising in connection with the interpretation, implementation or enforcement of the JPMC Assumption Agreement, the Tax Sharing Agreement, the Litigation Trust Agreement, the Tax Rulings, or any of the orders entered in connection with the Confirmation, consummation or implementation of the Plan, or other matters relating to the Litigation Trust, the Trustee or the Oversight Committee;

          (h)  To recover all assets of the Debtors and property of the Debtors' estates, wherever located;

          (i)    To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

          (j)    To approve any settlement of the FHS Litigation;

          (k)  To hear any other matter not inconsistent with the Bankruptcy Code; and

          (l)    To enter a final decree closing the Chapter 11 Cases.

XII.
MISCELLANEOUS PROVISIONS

        12.1 Effectuating Documents And Further Transactions. The Debtors or Reorganized Debtors are authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

        12.2 Corporate Action. On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders, directors, or members of one or more of the Debtors or Reorganized Debtors or its successors in interest under the Plan, including, without limitation, the authorization to issue or cause to be issued the EON, the effectiveness of the Amended Certificate of Incorporation and the Amended Bylaws, and the election or appointment, as the case may be, of directors and officers of the Debtors pursuant to the Plan, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation law of the state of California, without any requirement of further action by the stockholders or directors of the Debtors or the Reorganized Debtors. On the Effective Date or as soon thereafter as is practicable, the Reorganized Debtors shall, if required, file an amended certificate of incorporation with the Secretary of State of California, in accordance with the applicable general corporation law of such state.

        12.3 Exemption From Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

        12.4 Exculpation. Neither the Debtors, the Reorganized Debtors, the SNTL Acquiror, JPMC, the Creditors' Committee, the Disbursing Agent, the Trustee, the Litigation Trust, nor any of their respective members, affiliates, representatives, officers, directors, employees, attorneys, financial advisors, or agents shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, and, in all respects, the Debtors, the Reorganized Debtors, the SNTL Acquiror, JPMC, the Creditors' Committee, the Disbursing Agent, the Trustee, the Litigation Trust, and each of their respective members, affiliates, officers, directors, employees, financial advisors, and agents shall be entitled to rely in good faith upon the advice of counsel with respect to their duties and responsibilities under the Plan. Nothing contained herein shall be deemed to release or otherwise exculpate any such party for any liability under any contract of insurance or reinsurance or other similar agreement. This provision will have no effect on liability for any act or omission of the Debtors and their officers and directors, the SNTL Acquiror and its officers and directors, JPMC and its officers and directors, the members of the Creditors' Committee, and each of their respective affiliates, advisors and attorneys to the extent that such act or omission is ultra vires or constitutes gross negligence or willful misconduct.

        12.5 Termination of Creditors' Committee. The appointment of the Creditors' Committee shall terminate on the later of the sixtieth (60) day following the Effective Date and the first date on which there exists a Final Order with respect to the applications for final allowances of compensation and reimbursement of expenses of the attorneys and financial advisors to the Creditors' Committee.

        12.6 Post-Confirmation Date Fees And Expenses. From and after the Confirmation Date, the Debtors until the Effective Date and thereafter the Reorganized Debtors, the Disbursing Agent and/or the Litigation Trust shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter incurred by the Debtors, the Reorganized Debtors, the Disbursing Agent and/or the Litigation Trust including, without limitation, those fees and expenses incurred in connection with the implementation and consummation of the Plan.

        12.7 Payment Of Statutory Fees. All fees due and payable pursuant to section 1930 of title 28 of the United States Code, including, without limitation, any U.S. Trustee quarterly fees incurred pursuant to section 1930(a)(6) of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date. Any and all such fees due and payable after the Effective Date shall be the sole and exclusive liability of the Litigation Trust. After confirmation, the Litigation Trust shall file with the court and serve on the U.S. Trustee a quarterly financial report regarding all income and disbursements, including all plan payments, for each quarter (or portion thereof) the case remains open.

        12.8 Amendment Or Modification Of The Plan. Alterations, amendments, or modifications of the Plan may be proposed in writing by the Debtors and the Creditors' Committee, with the consent of the SNTL Acquiror, at any time prior to the Confirmation Date, provided that the Plan, as altered, amended, or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code. The Plan may be altered, amended, or modified at any time after the Confirmation Date and before substantial consummation with the consent of the SNTL Acquiror provided that the Plan, as altered, amended, or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended, or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments, or modifications. A Holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended, or modified, if the proposed alteration, amendment, or modification does not materially and adversely change the treatment of the Claim of such Holder.

        12.9 Severability. In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision in the Plan is invalid, void, or unenforceable, such provision shall be invalid, void, or unenforceable with respect to holder or holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void, or unenforceable. The invalidity, voidness, or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan.

        12.10    Revocation Or Withdrawal Of The Plan And Termination. The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date, following the giving of written notice thereof to the Creditors' Committee and the SNTL Acquiror.. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any claims by or against the Debtors or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

        12.11    Waiver Of Federal Rule Of Civil Procedure 62(a). Each of the Debtors intend to request that the Confirmation Order include (a) a finding that Fed. R. Civ. P. 62(a) shall not apply to the Confirmation Order and (b) authorization for the Debtors to consummate the Plan immediately after entry of the Confirmation Order.

        12.12    Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtors, the holders of Claims and Equity Interests, and their respective successors and assigns, including, without limitation, Reorganized Debtors.

        12.13    Notices. All notices, requests, and demands hereunder to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to the Debtors (before the Effective Date) or to the Litigation Trust (after the Effective Date):

  30101 Agoura Court, Suite 231
  Agoura, CA 91301
  Fax: (818) 597-0034
  Attention: J. Chris Seaman

with a copy to:

  Pachulski, Stang, Ziehl, Young & Jones, P.C.
  10100 Santa Monica Boulevard, Suite 1100
  Los Angeles, CA 90067
  Tel: (310) 277-6910
  Fax: (310) 201-0760
  Attention: Brad R. Godshall, Esq.

If to the Creditors' Committee (before the Effective Date) or to the Oversight Committee (after the Effective Date):

  Latham & Watkins
  633 West Fifth Street
  Suite 4000
  Los Angeles, California 90071
  Attention: Michael S. Lurey, Esq.

        12.14    Governing Law. Except to the extent the Bankruptcy Code, Bankruptcy Rules, or other federal law is applicable, or to the extent an Exhibit to the Appendix provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without giving effect to the principles of conflicts of law of such jurisdiction.

        12.15    Withholding And Reporting Requirements. In connection with the consummation of the Plan, the Litigation Trust or the Disbursing Agent, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

        12.16    Appendix. Plan Agreements shall be filed with the Clerk of the Bankruptcy Court at least ten days prior to the date of the Confirmation Hearing. Upon its filing with the Bankruptcy Court, the Appendix and any supplement thereto may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Equity Interests may obtain a copy of the

Appendix and any supplement thereto upon written request to the Debtors in accordance with Section 12.13 of the Plan.

        12.17    Allocation Of Plan Distributions Between Principal And Interest. To the extent that any Allowed Claim entitled to a Distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such Distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

        12.18    Headings. Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

        12.19    Exhibits/Schedules. All Appendix Exhibits are incorporated into and constitute a part of the Plan as if set forth in full herein.

        12.20    Filing Of Additional Documents. On or before substantial consummation of the Plan, the Debtors shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to further evidence the terms and conditions of the Plan.

        12.21    Section 1145 Exemption. To the fullest extent permitted under section 1145 of the Bankruptcy Code, the issuance of the EON and the Litigation Trust Certificates shall be exempt from the registration requirements of Section of the Securities Act of 1933, as amended, and any and all federal, state and local laws requiring the registration or licensing of an issuer, underwriter, broker or dealer in such securities.

        12.22    Retiree Benefits. The Debtors have no obligations to pay any "retiree benefits", as defined in section 1114 of the Bankruptcy Code, and, as such, neither section 1114 nor section 1129(a)(13) of the Bankruptcy Code is applicable to the Plan.

Dated: May 6, 2002

DEBTORS: SNTL CORPORATION

	By:	/s/ J. CHRIS SEAMAN J. Chris Seaman

SNTL HOLDINGS CORPORATION

	By:	/s/ J. CHRIS SEAMAN J. Chris Seaman

SN INSURANCE SERVICES, INC.

	By:	/s/ J. CHRIS SEAMAN J. Chris Seaman

SN INSURANCE ADMINISTRATORS, INC

	By:	/s/ J. CHRIS SEAMAN J. Chris Seaman

INFONET MANAGEMENT SYSTEMS, INC

	By:	/s/ J. CHRIS SEAMAN J. Chris Seaman

PACIFIC INSURANCE BROKERAGE, INC

	By:	/s/ J. CHRIS SEAMAN J. Chris Seaman

Submitted By:	PACHULSKI, STANG, ZIEHL, YOUNG & JONES, PC.

	By:	/s/ BRAD R. GODSHALL Brad R. Godshall

Appendix Exhibits

A	Assumed Executory Contracts
B	Litigation Trust Agreement
C	Litigation Trust Series A Certificate
D-1	Litigation Trust Series B-1 Certificate
D-2	Litigation Trust Series B-2 Certificate
D-3A	Litigation Trust Series B-3A Certificate
D-3B	Litigation Trust Series B-3B Certificate
E-1	Litigation Trust Series C-1 Certificate
E-2	Litigation Trust Series C-2 Certificate
F	Litigation Trust Series D Certificate
G	Earn Out Note
H	JPMC Assumption Agreement
I	Tax Sharing Agreement

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Exhibit 99.181
TABLE OF CONTENTS
I. DEFINITIONS AND CONSTRUCTION OF TERMS
II. TREATMENT OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS
III. CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS
IV. TREATMENT OF CLAIMS AND EQUITY INTERESTS
V. PROVISIONS REGARDING VOTING AND DISTRIBUTIONS UNDER THE PLAN AND TREATMENT OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS AND ADMINISTRATIVE CLAIMS
VI. EXECUTORY CONTRACTS AND UNEXPIRED LEASES
VII. PROVISIONS REGARDING CORPORATE GOVERNANCE AND MANAGEMENT OF REORGANIZED SUPERIOR
VIII. RIGHTS TO FILE LITIGATION/LITIGATION TRUST/ASSIGNMENT OF LITIGATION
IX. IMPLEMENTATION AND EFFECT OF CONFIRMATION OF PLAN
X. EFFECTIVENESS OF THE PLAN
XI. RETENTION OF JURISDICTION
XII. MISCELLANEOUS PROVISIONS